Agreement of Lease, Made as of this 3rd day of September in the year 2015 between M&E Mott LLC, party of the first part, hereinafter referred to as OWNER, and Ethan New York Inc., party of the second part, hereinafter referred to as TENANT,

Witnesseth: Owner hereby leases to Tenant and Tenant hereby hires from Owner the Southern Retail space and the tenant usable basement space directly below the Retail space, in the building known as 246 Mott St, in the Borough of Manhattan, City Of New York, for the term of 5 years (or until such term shall sooner cease and expire as hereinafter provided) to commence on the 1st day of October in the year 2015, and to end on the 30th day of September in the year 2020, both dates inclusive, at the annual rental rate outlined in Paragraph 41 herein, which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Owner or such other place as Owner may designate, without any setoff or deduction whatsoever, except that Tenant shall pay the first monthly installment(s) on the execution hereof (unless this lease be a renewal).

In the event that, at the commencement of the term of this lease, or thereafter, Tenant shall be in default in the payment of rent to Owner pursuant to the terms of another lease with Owner or with Owner's predecessor in interest, Owner may at Owner's option and without notice to Tenant add the amount of such arrears to any monthly installment of rent payable hereunder and the same shall be payable to Owner as additional rent.

The parties hereto, for themselves, their heirs, distributes, executors, administrators, legal representative, successors and assigns, hereby covenant as follows:

Rent: 1. Tenant shall pay the rent as above and as hereinafter provided. See paragraph 41 herein

Occupancy: 2. Tenant shall use and occupy the demised premises for SEE PARAGRAPH 59 herein

and for no other purpose. Tenant shall at all times conduct its business in a high grade and reputable manner, shall not violate Article 37 hereof, and shall keep show windows and signs in a neat and clean condition.

Alterations: 3. Tenant shall make no changes in or to the demised premises of any nature without Owner's prior written consent. Subject to the prior written consent of Owner, and to the provisions of this article, Tenant, at Tenant's expense, may make alterations, installations, additions or improvements which are nonstructural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the demised premises by using contractors or mechanics first approved in each instance by Owner. Tenant shall, before making any alterations, additions, installations or improvements, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof, and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner, and Tenant agrees to carry, and will cause Tenant's contractors and sub-contractors to carry, such worker's compensation, commercial general liability, personal and property damage insurance as Owner may require. If an mechanic's lien is filed against the demised premises, or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within 30 days thereafter, at Tenant's expense, by payment or filing a bond as permitted by law. All fixtures and all paneling, partitions, railings and like installations, installed in the demised premises at any time, either by Tenant or by Owner on Tenant's behalf, shall, upon installation, become the property of Owner and shall remain upon and be surrendered with the demised premises unless Owner, by notice to Tenant no later than twenty days prior to the date fixed as the termination of this lease, elects to relinquish Owner's rights thereto and to have them removed by Tenant, in which event, the same shall be removed from the demised premises by Tenant prior to the expiration of the lease, at Tenant's expense. Nothing in this article shall be construed to give Owner title to, or to prevent Tenant's removal of, trade fixtures, moveable office furniture and equipment, but upon removal of same from the demised premises or upon removal of other installations as may be required by Owner, Tenant shall immediately and at its expense, repair and restore the demised premises to the condition existing prior to any such installations, and repair any damage to the demised premises or the building due to such removal. All property permitted or required to be removed by Tenant at the end of the term remaining in the demised premises after Tenant's removal shall be deemed abandoned and may, at the election of Owner, either be retained as Owner's property or may be removed from the demised premises by Owner at Tenant's expense.

Repairs: 4. Owner shall maintain and repair the public portions of the building, both exterior and interior, except that if Owner allows Tenant to erect on the outside of the building a sign or signs, or a hoist, lift or sidewalk elevator for the exclusive use of Tenant, Tenant shall maintain such exterior installations in good appearance, shall cause the same to be operated in a good and workmanlike manner, shall make all repairs thereto necessary to keep same in good order and condition, at Tenant's own cost and expense, and shall cause the same to be covered by the insurance provided for hereafter in Article 8. Tenant shall, throughout the term of the lease, take good care of the demised premises (including, without limitation, the storefront) and the fixtures and appurtenances therein, and the sidewalks adjacent thereto, and at its sole cost and expense, make all non-structural repairs thereto as and when needed to preserve them in good working order and condition, reasonable wear and tear, obsolescence and damage from the elements, fire or other casualty, excepted. If the demised premises be or become infested with vermin, Tenant shall at Tenant's expense, cause the same to be exterminated from time to time to the satisfaction of Owner. Except as specifically provided in Article 9 or elsewhere in this lease, there shall be no allowance to the Tenant for the diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner, Tenant or others, making or failing to make any repairs, alterations, additions or improvements in or to any portion of the building, including the erection or operation of any crane, derrick or sidewalk shed, or in or to the demised premises or the fixtures, appurtenances or equipment thereof. It is specifically agreed that Tenant shall be not entitled to any set off or reduction of rent by reason of any failure of Owner to comply with the covenants of this or any other article of this lease. Tenant agrees that Tenant's sole remedy at law in such instance will be by way of an action for damages for breach of contract. The provisions of this Article 4 with respect to the making of repairs shall not apply in the case of fire or other casualty, which are dealt with in Article 9 hereof.

Window Cleaning: 5. Tenant will not clean nor require, permit, suffer or allow any window in the demised premises to be cleaned from the outside in violation of Section 202 of the New York State Labor law or any other applicable law or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.

Requirements of Law, Fire Insurance: 6. Prior to the commencement of the lease term, if Tenant is then in possession, and at all times thereafter, Tenant, at Tenant's sole cost and expense, shall promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters or the Insurance Services Office, or any similar body which shall impose any violations, order or duty upon Owner or Tenant with respect to the demised premises, and with respect to the portion of the sidewalk adjacent to the demised premises, if the demised premises are on the street level, whether or not arising out of Tenant's use or manner of use thereof, or with respect to the building, if arising out of Tenant's use or manner of use of the demised premises or the building (including the use permitted under the lease). Except as provided in Article 29 hereof, nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has by its manner of use of the demised premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant shall not do or permit any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Owner, or

which shall or might subject Owner to any liability or responsibility to any person, or for property damage. Tenant shall pay all costs, expenses, fines, penalties or damages, which may be imposed upon Owner by reason of Tenant's failure to comply with the provisions of this article. If the fire insurance rate shall, at the beginning of the lease, or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner which shall have been charged because of such failure by Tenant, to comply with the terms of this article. In any action or proceeding wherein Owner and Tenant are parties, a schedule or "makeup" of rate for the building or the demised premises issued by a body making fire insurance rates applicable to said demised premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rate than applicable to said demised premises.

Sub-Ordination 7. Intentionally Left Blank

Tenant's Liability Insurance Property Loss, Damage, Indemnity: 8. Owner or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the building, nor for loss of, or damage to, any property of Tenant by theft or other wise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by or due to the negligence of Owner, its agents, servants or employees. Owner or its agents will not be liable for any such damage caused by other tenants or persons in, upon or about said building, or caused by operations in construction of any private, public or quasi public work. Tenant agrees, at Tenant's sole cost and expense, to maintain commercial general liability insurance in standard form in favor of Owner and Tenant against claims for bodily injury or death or property damage occurring in or upon the demised premises, effective from the date Tenant enters into possession of the demised premises and during the term of this lease. Such insurance shall be in an amount and with carriers acceptable to the Owner. Such policy or policies shall be delivered to the Owner. On Tenant's default in obtaining or delivering any such policy or policies or failure to pay the charges therefore, Owner may secure or pay the charges for any such policy or policies and charge the Tenant as additional rent therefore. Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorneys' fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant's agent, contractors, employees, invitees, or licensees, of any covenant on condition of this lease or by the carelessness, negligence or improper conduct of the Tenant, Tenant's agents, contractors, employees, invitees or licensees. Tenant's liability under this lease extends to the acts and omissions of any subtenant, and any agent, contractor, employee, invitee or licensee of any subtenant. In case any action or proceeding is brought against Owner by reason of any such claim, Tenant, upon written notice from Owner, will, at Tenant's expense, resist or defend such action or proceeding by counsel approved by Owner in writing, such approval not to be unreasonably withheld.

Destruction, Fire, and Other Casualty: 9. (a) If the demised premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Owner and this lease shall continue in full force and effect except as hereinafter set forth. (b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by and at the expense of Owner, and the rent and other items of additional rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the demised premises which is usable. (c) If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent and other items of additional rent as hereinafter expressly provided shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the demised premises shall have been repaired and restored by Owner (or sooner reoccupied in part by the Tenant then rent shall be apportioned as provided in subsection (b) above), subject to Owner's right to elect not to restore the same as hereinafter provided. (d) If the demised premises are rendered wholly unusable or (whether or not the demised premises are damaged in whole or in part) if the building shall be so damaged that Owner shall decide to demolish it or to rebuild it, then, in any of such events, Owner may elect to terminate this lease by written notice to Tenant given within 90 days after such fire or casualty or 30 days after adjustment of the insurance claim for such fire or casualty, whichever is sooner, specifying a date for the expiration of the lease, which date shall not be more than 60 days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease and Tenant shall forthwith quit, surrender and vacate the demised premises without prejudice however, to Owner's rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Owner shall serve a termination notice as provided for herein, Owner shall make the repairs and restorations under the conditions of (b) and (c) hereof, with all reasonable expedition subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Owner's control. After any such casualty, Tenant shall cooperate with Owner's restoration by removing from the premises as promptly as reasonably possible, all of Tenant's salvageable inventory and movable equipment, furniture, and other property. Tenant's liability for rent shall resume five (5) days after written notice from Owner that the demised premises are substantially ready for Tenant's occupancy. (e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding anything contained to the contrary in subdivisions (a) through (e) hereof, including Owner's obligation to restore under subparagraph (b) above, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible, and to the extent permitted by law, Owner and Tenant each hereby releases and waives all right of recovery with respect to subparagraphs (b), (d) and (e) above, against the other, or anyone claiming through or under each of them by way of subrogation or otherwise. The release and waiver herein referred to shall be deemed to include any loss or damage to the demised premises and/or to any personal property, equipment, trade fixtures, goods and merchandise located therein. The foregoing release and waiver shall be in force only if both releasors' insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance. Tenant acknowledges that Owner will not carry insurance on Tenant's furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant, and agrees that Owner will not be obligated to repair any damage thereto or replace the same. (t) Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof.

Eminent Domain: 10. If the whole or any part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding, and Tenant shall have no claim for the value of any unexpired term of said lease. Tenant shall have the right to make an independent claim to the condemning authority for the value of Tenant's moving expenses and personal property, trade fixtures and equipment, provided Tenant is entitled pursuant to the terms of the lease to remove such property, trade fixtures and equipment at the end of the term, and provided further such claim does not reduce Owner's award.

Assignment, Mortgage, Etc.: 11. Intentionally Left Blank

Electric Current: 12. Rates and conditions in respect to submetering or rent inclusion, as the case may be, to be added in RIDER attached hereto. Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the building or the risers or wiring installation, and Tenant may not use any electrical equipment which, in Owner's opinion, reasonable exercised, will overload such installations or interfere with the use thereof by other tenants of the building. The change at any time of the character of electric service shall in no way make Owner liable or responsible to Tenant. for any loss, damages or expenses which Tenant may sustain.

Access to Premises: 13. Owner or Owner's agents shall have the right (but shall not be obligated) to enter the demised premises in any emergency at any time, and, at other reasonable times, to examine the same and to make such repairs, replacements and improvements as Owner may deem necessary and reasonably desirable to any portion of the building or which Owner may elect to perform, in the demised premises, following Tenant's failure to make repairs or perform any work which Tenant is obligated to perform under this lease, or for the purpose of complying with laws, regulations and other directions of governmental authorities. Tenant shall permit Owner to use and maintain and replace pipes and conduits in and through the demised premises and to erect new pipes, ducts, and conduits therein, provided they are concealed within the walls, floors or ceiling, wherever practicable. Owner may, during the progress of any work in the demised premises, take all necessary materials and equipment into said premises without the same constituting an eviction, nor shall the Tenant be entitled to any abatement of rent while such work is in progress, nor to any damages by reason of loss or interruption of business or otherwise. Throughout the term hereof Owner shall have the right to enter the demised premises at reasonable hours for the purpose of showing the same to prospective purchasers or mortgagees of the building, and during the last six months of the term for the purpose of showing the same to prospective tenants, and may, during said six months period, place upon the demised premises the usual notice "to Let" and "For Sale", which notices Tenant shall permit to remain thereon without molestation. If Tenant is not present to open and permit an entry into the demised premises, Owner or Owner's agents may enter the same whenever such entry may be necessary or permissible, by master key or forcibly, and provided reasonable care is exercised to safeguard Tenant's property, such entry shall not render owner or its agents liable therefore, nor in any event shall the obligations of Tenant hereunder be affected. If during the last month of the term Tenant shall have removed all or substantially all of Tenant's property therefrom, Owner may immediately enter,' alter, renovate or redecorate the demised premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation, and such act shall have no effect on this lease or Tenant's obligations hereunder. Owner shall have the right at any time, without the same constituting an eviction and without incurring liability to Tenant therefore, to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets, or other public parts of the building, and to change the name, number or designation by which the building may be known.

Vault, Vault Space, Area: 14. No vaults, vault space or area, whether or not enclosed or covered, not within the property line of the building, is leased hereunder, anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding. Owner makes no representation as to the location of the property line of the building. All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Owner shall not be subject to any liability, nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault area shall be paid by Tenant.

Occupancy: 15. Tenant will not at any time use or occupy the demised premises in violation of Articles 2 or 37 hereof, or of the certificate of occupancy issued for the building of which the demised premises are a part. Tenant has inspected the demised premises and accepts them "as-is", subject to the riders annexed hereto with respect to Owner's work, if any. In any event, Owner makes no representation as to the condition of the demised premises, and Tenant agrees to accept the same subject to violations, whether or not of record.

Bankruptcy: 16. (a) Anything elsewhere in this lease to the contrary notwithstanding, this lease may be cancelled by Landlord by the sending of a written notice to Tenant within a reasonable time after the happening of anyone or more of the following events: (I) the commencement of a case in bankruptcy or under the laws of any state naming Tenant (or a guarantor of any of Tenant's obligations under this lease) as the debtor; or (2) the making by Tenant (or a guarantor of any of Tenant's obligations under this lease) of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised but shall forthwith quit and surrender the demised premises. If this lease shall be assigned in accordance with its terms, the provisions of this Article 16 shall be applicable only to the party then owning Tenant's interest in this lease.
(b) It is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant, as and for liquidated damages, an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the demised premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four percent (4%) per annum. If the demised premises, or any part thereof, be relet by the Owner for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall be deemed to be the fair and reasonable rental value for the part or the whole of the demised premises so relet during the term of the reletting. Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages, by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

Default: 17. (I) If Tenant defaults in fulfilling any of the covenants of this lease other than the covenants for the payment of rent or additional rent; or if the demised premises become vacant or deserted; or if any execution or attachment shall be issued against Tenant or any of Tenant's property, whereupon the demised premises shall be taken or occupied by someone other than Tenant; or if this lease be rejected under Section 365 of Title II of the U.S. Code (Bankl1lptcy Code); or if Tenant shall have failed, after five (5) days written notice, to redeposit with Owner any portion of the security deposit hereunder which Owner has applied to the payment of any rent and additional rent due and payable hereunder, or if Tenant shall be in default with respect to any other lease between Owner and tenant; or if Tenant shall fail to move into or take possession of the demised premises within thirty (30) days after the commencement of the term of this lease, of which fact Owner shall be the sole judge; then, in anyone or more of such events, upon Owner serving a written fifteen (15) day notice upon Tenant specifying the nature of said default, and upon the expiration of said fifteen (15) days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said fifteen (15) day period, and if Tenant shall not have diligently commenced curing such default within such fifteen (15) day period, and shall not thereafter with reasonable diligence and in good faith proceed to remedy or cure such default, then Owner may serve a written five (5) days notice of cancellation of this lease upon Tenant, and upon the expiration of said five (5) days, this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such five (5) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof and Tenant shall then quit and surrender the demised premises to Owner, but Tenant shall remain liable as hereinafter provided.

(2) If the notice provided for in (I) hereof shall have been given, and the term shall expire as aforesaid; or if Tenant shall make default in the payment of the rent reserved herein, or any item of additional rent herein mentioned, or any part of either, or in making any other payment herein required; then, and in any of such events, Owner may without notice, re-enter the demised premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of the demised premises, and remove their effects and hold the demised premises as if this lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end.

Remedies of Owner and Waiver of Redemption: 18. In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or otherwise, (a) the rent, and additional rent, shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, (b) Owner may relet the demised premises or any part or parts thereof, either in the name of Owner or otherwise, for a term or terms, which may at Owner's option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease, and may grant concessions or free rent or charge a higher rental than that in this lease, and/or (c) Tenant or the legal representatives of Tenant shall also pay Owner, as liquidated damages, for the failure of Tenant to observe and perform said Tenant's covenants herein contained, any deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the subsequent lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this lease. The failure of Owner to relet the demised premises or any part or parts thereof shall not release or affect Tenant's liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Owner may incur in connection with reletting, such as legal expenses, reasonable attorney's fees, brokerage, advertising and for keeping the demised premises in good order, or for preparing the same for reletting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease. Owner, in putting the demised premises in good order or preparing the same for re-rental may, at Owner's option, make such alterations, repairs, replacements, and/or decorations in the demised premises as Owner, in Owner's sole judgment, considers advisable and necessary for the purpose of reletting the demised premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability. Owner shall in no event be liable, in any way whatsoever, for failure to relet the demised premises, or in the event that the demised premises are relet, for failure to collect the rent thereof under such reletting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rent collected over the sums payable by Tenant to Owner hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy, shall not preclude Owner from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws.

Fees and expenses 19. If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under, or by virtue of, any of the terms or provisions in any article of this lease, after notice if required, and upon expiration of any applicable grace period if any, (except in an emergency), then, unless otherwise provided elsewhere in this lease, Owner may immediately, or at any time thereafter, and without notice, perform the obligation of Tenant thereunder, and if Owner, in connection therewith or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to reasonable attorney's fees, in instituting, prosecuting or defending any actions or proceeding, and prevails in any such action or proceeding, such sums so paid or obligations incurred with interest and costs shall be deemed to be additional rent hereunder and shall be paid by Tenant to Owner within ten (10) days of rendition of any bill or statement to Tenant therefore, and if Tenant's lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Owner as damages.

No Representations by Owner: 20. Neither Owner nor Owner's agent have made any representations or promises with respect to the physical condition of the building, the land upon which it is erected or the demised premises, the rents, leases, expenses of operation, or any other matter or thing affecting or related to the demised premises, except as herein expressly set forth, and no rights, easements or licenses are acquired by Tenant by implication or otherwise, except as expressly set forth in the provisions of this lease. Tenant has inspected the building and the demised premises and is thoroughly acquainted with their condition, and agrees to take the same "as-is", and acknowledges that the taking of possession of the demised premises by Tenant shall be conclusive evidence that the said premises and the building of which the same form a part were in good and satisfactory condition at the time such possession was so taken, except as to latent defects. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant, and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

End of Term: 21. Upon the expiration or other termination of the term of this lease, Tenant shall quit and surrender to Owner the demised premises, "broom-clean", in good order and condition, ordinary wear excepted, and Tenant shall remove all its property. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this lease or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday, unless it be a legal holiday, in which case it shall expire at noon on the preceding business day.

Quiet Enjoyment: 22. Owner covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions on Tenant's part to be observed and performed, Tenant may peaceable and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to, Article 33 hereof and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

Failure to Give Possession: 23. If Owner is unable to give possession of the demised premises on the date of the commencement of the term hereof, because of the holding-over or retention of possession of any tenant, undertenant or occupants, or if the demised premises are located in a building being constructed, because such building has not been sufficiently completed to make the demised premises ready for occupancy, or because of the fact that a certificate of occupancy has not been procured, or for any other reason, Owner shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any way to extend the term of this lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for the inability to obtain possession or complete construction) until after Owner shall have given Tenant written notice that the Owner is able to deliver possession in the condition required by this lease. If permission is given to Tenant to enter into the possession of the demised premises or to occupy premises other than the demised premises prior to the date specified as the commencement of the term of this lease, Tenant covenants and agrees that such possession and/or occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease, except the obligation to pay the fixed annual rent set forth in page one of this lease. The provisions of this article are intended to constitute "an express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law.

No Waiver: 24. The failure of Owner to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this lease or of any of the Rules or Regulations set forth or hereafter adopted by Owner, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Owner of rent and/or additional rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach, and no provision of this lease shall be deemed to have been waived by Owner unless such waiver be in writing signed by Owner. No payment by Tenant or receipt by Owner of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner's right to recover the balance of such rent or pursue any other remedy in this lease provided. No act or thing done by Owner or Owner's agents during the term hereby demised shall be deemed in acceptance of a surrender of the demised premises and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No employee of Owner or Owner's agent shall have any power to accept the keys of the demised premises prior to the termination of the lease, and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the demised premises.

Waiver of Trial by Jury: 25. It is mutually agreed by and between Owner and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of, or in any way connected with, this lease, the relationship of Owner and Tenant, Tenant's use of or occupancy of the demised premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Owner commence any proceeding or action for possession, including a summary proceeding for possession of the demised premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding, including a counterclaim under Article 4, except for statutory mandatory counterclaims.

Inability to Perform: 26. This lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no way be affected, impaired or excused because Owner is unable to fulfill any of its obligations under this lease, or to supply, or is delayed in supplying, any service expressly or impliedly to be supplied, or is unable to make, or is delayed in making, any repair, additions, alterations or decorations, or is unable to supply, or is delayed in supplying, any equipment, fixtures or other materials, if Owner is prevented or delayed from so doing by reason of strike or labor troubles, government preemption or restrictions, or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency, or by reason of the conditions of which have been or are affected, either directly or indirectly, by war or other emergency, or when, in the judgment of Owner, temporary interruption of such services is necessary by reason of accident, mechanical breakdown, or to make repairs, alterations or improvements.

Bills and Notices: 27. Intentionally Left Blank

Water Charges: 28. Intentionally Left Blank

Sprinklers: 29. Anything elsewhere in this lease to the contrary notwithstanding, if the New York Board of Fire Underwriters or the Insurance Services Office, or any bureau, department or official of the federal, state or city government, require or recommend the installation of a sprinkler system or that any changes, modifications, alterations, or additional sprinkler heads or other equipment be made or supplied in an existing sprinkler system by reason of Tenant's business, or the location of partitions, trade fixtures, or other contents of the demised premises, or for any other reason, or if any such sprinkler system installations, changes, modifications, alterations, additional sprinkler heads or other such equipment, become necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rate set by any said Exchange or by any fire insurance company, Tenant shall, at Tenant's expense, promptly make such sprinkler system installations, changes, modifications, alterations, and supply additional sprinkler heads or other equipment as required, whether the work involved shall be structural or non-structural in nature. Tenant shall pay to Owner as additional rent the sum of $ on the first day of each month during the term of this lease, as Tenant's portion of the contract price for sprinkler supervisory service.

Elevators, Heat, Cleaning: 30. Intentionally Left Blank

Security: 31. Tenant has previously deposited with Owner the sum of $19,000 as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease: it is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease, including, but not limited to, the payment of rent and additional rent, Owner may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent, or any other sum as to which Tenant is in default, or for any sum which Owner may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this lease, including but not limited to, any damages or deficiency in the reletting of the demised premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Owner. In the case of every such use, application or retention, Tenant shall, within five (5) days after demand, pay to Owner the sum so used, applied or retained which shall be added to the security deposit so that the same shall be replenished to its former amount. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be returned to Tenant after the date fixed as the end of the lease and after delivery of entire possession of the demised premises to Owner. In the event of a sale of the land and building or leasing of the building, of which the demised premises form a part, Owner shall have the right to transfer the security to the vendee or lessee and Owner shall thereupon be released by Tenant from all liability for the return of such security, and Tenant agrees to look to the new Owner solely for the return of said security; and it is agreed that, the provisions hereof shall apply to every transfer or assignment made of the security to a new Owner. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security, and that neither Owner nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

Captions: 32. The Captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this lease nor the intent of any provision thereof.

Definitions: 33. The term "Owner" as used in this lease means only the Owner, or the mortgagee in possession, for the time being of the land and building (or the Owner of a lease of the building or of the land and building) of which the demised premises form a part, so that in the event of any sale or sales or conveyance, assignment or transfer of said land and building or of said lease, or in the event of a lease of said building, or of the land and building, the said Owner shall be and hereby is entirely freed and relieved of all covenants and obligations of Owner hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, grantee, assignee or transferee at any such sale, or the said lessee of the building, or of the land and building, that the purchaser, grantee, assignee or transferee at any such sale, or the said lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner hereunder. The words "re-enter" and "re-entry" as used in this lease are not restricted to their technical legal meaning. The term "business days" as used in this lease shall exclude Saturdays, Sundays and all days designated as holidays by the applicable building service union employees service contract or by the applicable Operating Engineers contract with respect to HVAC service. Wherever it is expressly provided in this lease that consent shall not be unreasonably withheld, such consent shall not be unreasonable delayed.

Adjacent Excavation-Shoring: 34. If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, a license to enter upon the demised premises for the purpose of doing such work, as said person shall deem necessary, to preserve the wall or the building of which the demised premises form a part from injury or damage and to support the same by proper foundations, without any claim for damages or indemnity against Owner, or diminution or abatement of rent.

Rules and Regulations: 35. Tenant and Tenant's servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with the Rules and Regulations and such other and further reasonable Rules and Regulations as Owner or Owner's agents may from time to time adopt. Notice of any additional rules or regulations shall be given in such manner as Owner may elect. In case Tenant disputes the reasonableness of any additional Rule or Regulation hereafter made or adopted by Owner or Owner's agents, the parties hereto agree to submit the question of the reasonableness of such Rule or Regulation for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rule or Regulation upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice, in writing, upon Owner, within fifteen (15) days after giving of notice thereof. Nothing in this lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease as against any other tenant, and Owner shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

Glass: 36. Owner shall replace, at the expense of Tenant, any and all plate and other glass damaged or broken from any cause whatsoever in and about the demised premises. Owner may insure, and keep insured, at Tenant's expense, all plate and other glass in the demised premises for and in the name of Owner. Bills for the premiums therefore shall be rendered by Owner to Tenant at such times as Owner may elect, and shall be due from, and payable by, Tenant when rendered, and the amount thereof shall be deemed to be, and be paid as, additional rent.

Pornographic Uses Prohibited: 37. Tenant agrees that the value of the demised premises and the reputation of the Owner will be seriously injured if the demised premises are used for any obscene or pornographic purposes or any sort of commercial sex establishment. Tenant agrees that Tenant will not bring or permit any obscene or pornographic material on the demised premises, and shall not permit or conduct any obscene, nude, or semi-nude live performances on the demised premises, nor permit use of the demised premises for nude modeling, rap sessions, or as a so called rubber goods shop, or as a sex club of any sort, or as a "massage parlor." Tenant agrees further that Tenant will not permit any of these uses by any sublessee or assignee of the demised premises. This Article shall directly bind any successors in interest to the Tenant. Tenant agrees that if at any time Tenant violates any of the provisions of this Article, such violation shall be deemed a breach of a substantial obligation of the terms of this lease and objectionable conduct. Pornographic material is defined for purposes of this Article as any written or pictorial matter with prurient appeal, or any objects of instrument that are primarily concerned with lewd or prurient sexual activity. Obscene material is defined here as it is in Penal Law §23S.00.

Estoppel Certificate: 38. Tenant, at any time, and from time to time, upon at least 10 days prior notice by Owner, shall execute, acknowledge and deliver to Owner, and/or to any other person, firm or corporation specified by Owner, a statement certifying that this lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates which the rent and additional rent have been paid, stating whether or not there exists any defaults by owner under this lease, and, if so, specifying each such default and such other information as shall be required of Tenant.

Successors and Assigns: 39. The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributes, executors, administrators, successors, and except as otherwise provided in this lease, their assigns. Tenant shall look only to Owner's estate and interest in the land and building for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) against Owner in the event of any default by Owner hereunder, and no other property or assets of such Owner (or any partner, member, officer or director thereof, disclosed or undisclosed), shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under, or with respect to, this lease, the relationship of Owner and Tenant hereunder, or Tenant's use and occupancy of the demised premises.

In Witness Whereof, Owner and Tenant have respectively signed and sealed this lease as of the day and year first above written.

Witness for Owner: ____________________ **M&E Mott LLC by:**

____

Steven Groman, Managing Member

Witness for Tenant: ____________________ **Ethan New York Inc. by:**

____

Agnia Deskins, Managing Member

ACKNOWLEDGEMENT

STATE OF NEW **YORK,**

SS.:

COUNTY OF

On the __________ day of ______________________ in the year _before me, the undersigned, a Notary Public in and for said State, personally appeared ____________________ ____________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

GUARANTY

The undersigned Guarantor guarantees to Owner, Owner's successors and assigns, the full performance and observance of all the agreements to be performed and observed by Tenant in the attached lease, including the "Rules and Regulations" as therein provided, without requiring any notice to Guarantor of nonpayment, or nonperformance, or proof, or notice of demand, to hold the undersigned responsible under this guaranty, all of which the undersigned hereby expressly waives, and expressly agrees that the legality of this agreement and the agreements of the Guarantor under this agreement, shall not be ended, or changed by reason of the claims to Owner against Tenant of any of the rights or remedies given to Owner as agreed in the attached lease. The Guarantor further agrees that this guaranty shall remain and continue in full force and effect as to any renewal, change or extension of the lease. As a further inducement to Owner to make the lease, Owner and Guarantor agree that in any action or proceeding brought by either Owner or the Guarantor against the other on any matters concerning the lease or of this guaranty, that Owner and the undersigned shall and do waive trial by jury.

Dated:. . . . . in the year ....

Witness

Guarantor's Residence

Business Address

Firm Name

STATE OF NEW YORK

COUNTY OF

On the day of in the year before me, the undersigned, a Notary Public in and for said State, personally appeared , personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument

Notary

IMPORTANT - PLEASE READ ~

RULES AND REGULATIONS ATTACHED TO AND MADE A PART OF THIS LEASE IN ACCORDANCE WITH ARTICLE 35.

I. The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any Tenant or used for any purpose other than for ingress to and .egress from the demised premises and for delivery of merchandise and equipment m a prompt and efficient manner using elevators and passageways designated for such delivery by Owner. There shall not be used m any space, or m the public hall of the building, either by any tenant or by Jobbers, or others m the delivery or receipt of merchandise, any hand trucks except those equipped with rubber tires and safeguards.

2. If the demised premises are situated on the ground floor of the building, Tenant thereof shall thuther, at Tenant's expense, keep the Sidewalks and curb in front of said premises clean and tree from ice, snow, etc.

3, The water and wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed,

4. Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in the demised premises, or permit or suffer the demised premises to be occupied or used In a manner offensive or objectionable to Owner or other occupants of the building by reason of noise, odors and/or vibrations, or interfere in any way With other tenants or those having business therein.

5. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or fixed by Tenant on any part of the outside of the demised premises or the building, or on the inside of the demised premises If the same is visible from the outside of the demised premises, Without the prior written consent of Owner, except that the name of Tenant may appear on the entrance door of the demised premises. In the event of the violation of the foregoing by Tenant, Owner may remove same without any liability and may charge the expense incurred by such removal to Tenant. Signs on interior doors and directory tablet shall be inscribed, painted or affixed for Tenant by Owner at the expense of Tenant, and shall be of a size, color and style acceptable to Owner,

6. Tenant shall not mark, paint, drill into, or in any way deface any part of the demised premises or the building of which they form a part. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Owner, and as Owner may direct. Tenant shall not lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the demised premises, and, if linoleum or other similar floor covering is desired to be used, an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

7. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed .from the demised premises only on the freight elevators and through the service entrances and corridors, and only during hours and in a manner approved by Owner. Owner reserves the right to inspect all freight to be brought into the building and to exclude from the building all freight which violates any of these Rules and Regulations or the lease of which these Rules and Regulations are a part.

8. Owner reserves the right to exclude from the building between the hours of 6 PM. and 8 A.M. and at all hours on Sundays and holidays all persons who do not present a pass to the building signed by Owner. Owner will furnish passes to persons for whom Tenant requests same in writing. Tenant shall be responsible for all persons for whom it requests such pass, and shall be liable to Owner for all acts of such person,

9. Owner shall have the right to prohibit any advertising by Tenant would, in Owner's opinion, tends to impair the reputation of Owner or the building's desirability as a building for stores or offices, and upon written notice from Owner, Tenant shall refrain from or discontinue such advertising.

10. Tenant shall not bring or permit to be brought or kept in or on the demised premises, any inflammable, combustible, or explosive, or hazardous fluid, material, chemical or substance, or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors, to permeate in or emanate from the demised premises.

II. Tenant shall not place a load on any floor of the demised premises exceeding the floor load per square foot area which was designated to carry and which is allowed by law. Owner reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant at Tenant's expense in such setting sufficient in Owner's judgment to absorb and prevent vibration, noise and annoyance.

12. Refuse and Trash - Tenant covenant~ and agrees, at it' sole cost and expense, to comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash. Tenant shall pay all costs, expenses, fines, penalties or damages that may be imposed on Owner or Tenant by reason of Tenant's failure to comply with the provisions of this Building Rule 12, and, at Tenant's sole cost and expense, shall indemnify, defend and hold Owner harmless (including reasonable legal tees and expenses) from and .against any actions, claims and suits arising from such non-compliance, utilizing counsel reasonably satisfactory to Owner.

STANDARD FORM OF

Store Lease

Real Estate Board of New York, Inc.
'opyright 2004. All rights Reserved.
'oduction in whole or in part prohibited.

In the year

'er Year

Rider attached to and forming a part of the Lease dated 09 September 2015 by and between M&E Mott LLC as Owner or Landlord, And Ethan New York Inc. as Tenant.

---

40. CONFLICTS:

(a) In the event of any conflict or inconsistency between the provisions of this Rider and the printed portion of this lease, the provisions of this Rider shall control.

(b) In the event of any conflict or inconsistency between the provisions of this lease and the Rules and Regulations adopted pursuant to Article 35 of this lease, the provisions of this lease shall control.

41. BASE RENT

A. Tenant shall pay to Landlord, base rent at the following annual rates:

Year	Starting	Ending	Monthly	Months	Annual
Build Out	10/1/15	11/31/2015	$-	2 month	$-
1	12/1/15	9/30/16	$9,500.00	10	$95,000.00
2	10/1/16	9/30/17	$9,785.00	12	$117,420.00
3	10/1/17	9/30/18	$10,078.55	12	$120,942.60
4	10/1/18	9/30/19	$10,380.91	12	$124,570.88
5	10/1/19	9/30/20	$10,692.33	12	$128,308.00

B. Base rent shall be payable by Tenant by check drawn on a bank which is a member of the New York City Clearing House Association, having an office in the City of New York, in lawful money of the United States, in equal monthly installments in advance at the office of Landlord, without previous demand therefor and, without any setoff or deduction whatsoever, on the first day of each and every calendar month throughout the Term, except that the first monthly installment of base rent due hereunder shall be paid on the execution of this lease. If the payment made on this date is uncollectible, this lease shall, at Landlord's option, be of no force and effect, ab initio, whether or not Tenant shall have entered into possession of the demised premises.

42. REAL ESTATE TAXES AND INSURANCE

ESCALATION FOR REAL ESTATE TAXES

(a) For purposes of Sections 42(a) through 42(f), inclusive:

(i) "Taxes" shall mean all real estate taxes, any general assessments and special assessments, water charges and sewer rents (metered or otherwise), governmental levies, municipal taxes, county taxes, business improvement charges and taxes, vault taxes, or any other governmental charge, general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any kind whatsoever, which are or may be assessed, levied or imposed upon all or part of the land and/or the Landlord and/or the demised premises and/or the building currently comprising Block 508, Lot 1, and levied against the land and/or the Landlord and/or the demised premises and/or the building currently comprising Block 508, Lot 1, under the laws of the United States, the City or State of New York, or any political subdivision thereof. If, at any time during the term of this lease, the methods of taxation prevailing on the date hereof shall be altered so that, in lieu of, as an addition to, or as a substitute for the whole or any part of the taxes, assessments, levies,

impositions or charges now levied, assessed or imposed on real estate and the improvements thereon, there shall be levied, assessed or imposed (a) a tax, assessment, levy, imposition or charge wholly or partially as a capital levy or otherwise on the rents received therefrom, (b) a tax, assessment, levy, imposition or charge measured by, or based in whole or in part upon, the land and/or the Landlord and/or the demised premises and/or the currently comprising Block 508, Lot 1, and imposed upon Landlord, or (c) a license fee measured by the rents payable by Tenant to Landlord, then all such taxes, assessments, levies, impositions or charges, or the part thereof so measured or based, shall be deemed to be included within the term "Taxes" for the purposes hereof. A copy of the tax bill of The City of New York or other taxing authority imposing Taxes shall be sufficient evidence of the amount of Taxes.

(ii) "Tax Year" shall mean the fiscal year for which Taxes are levied by the governmental authority.

(iii) "Taxes for Base Tax Year" shall mean the Taxes payable in the tax year commencing July 1, 2015 and ending June 30, 2016 (such year being hereinafter referred to as the "Base Tax Year").

(b) If the Taxes for any Tax Year shall be greater than the Taxes for the Base Tax Year, Tenant shall pay to Landlord, as additional rent for each Tax Year a sum equal to Seven point twenty-five percent (7.25%) of the difference between Taxes for such Tax Year and the Taxes for the Base Tax Year (which amount is herein called the "Tax Payment"). Such amount shall be payable by Tenant to Landlord within thirty (30) days after Tenant's receipt from Landlord of the Tax Statement, regardless of whether such Tax Statement is received prior to, on or after the first day of such Tax Year. Every Tax Statement furnished by Landlord shall be conclusive and binding upon Tenant. Tenant's obligation to pay such additional rent shall survive the termination of this lease. If the Taxes for any Tax Year subsequent to the Base Tax Year, or an installment thereof, shall be reduced before such Taxes, or such installment shall be paid, the amount of Landlord's reasonable cost and expenses which shall include but not limited to reimbursement of attorneys' fees, of obtaining such reduction shall be added to and be deemed part of the Taxes for such Tax Year. Payment of additional rent for any Tax Payment due from Tenant shall be made as and subject to the conditions herein provided in this Article. It being understood that Landlord may be entitled to a real estate tax exemption or abatement and that the amount payable by Tenant pursuant to this Article is to be computed upon the amount of Taxes which would be payable if there were no exemption or abatement. Tenant shall not to participate in any program reducing the Owner's overall real estate tax burden, the intent being that Tenant shall pay its pro rata share of the Taxes without regard to, and without gaining any reduction in Tenant's real estate tax obligation as the result of, any tax incentive program provided by governmental authorities (e.g., the "J-51 program") in which the Owner participates. Every Tax Statement furnished by Landlord shall be conclusive and binding upon Tenant. Tenant's obligation to pay such additional rent shall survive the termination of this lease. If the Taxes for any Tax Year subsequent to the Base Tax Year, or an installment thereof, shall be reduced before such Taxes, or such installment shall be paid, the amount of Landlord's reasonable cost and expenses which shall include but not limited to reimbursement of attorneys' fees, of obtaining such reduction shall be added to and be deemed part of the Taxes for such Tax Year. Payment of additional rent for any Tax Payment due from Tenant shall be made as and subject to the conditions herein provided in this Article.

(c) After Landlord shall receive its tax bill(s) for each Tax Year, Landlord shall furnish Tenant with a written statement setting forth the Taxes for such Tax Year, which statement shall be sent to Tenant together with a copy of the tax bill received by Landlord. Each statement furnished under this Section 42(c) is hereinafter called a "Tax Statement".

(d) Tenant's obligations under this Section 42 shall not be effected by the fact that Tenant may be exempt, in whole or in part, from the payment of any taxes by reason of Tenant's diplomatic or other tax exempt status or for any other reason whatsoever.

(e) Only Landlord shall be eligible to institute tax reduction or other proceedings to reduce the assessed valuation of the land and/or the demised premises and/or the building currently comprising Block 508, Lot 1, New York County. Should Landlord be successful in any such reduction proceedings and obtain a rebate for periods during which Tenant has paid its share of Taxes, Landlord shall, at Landlord's election after deducting its expenses (including, without limitation, attorney's fees and disbursements in connection therewith), either (i) credit the amount of such rebate against the subsequent payments of additional rent due under Section 42(b), or (ii) pay the amount of such rebate directly to Tenant. If the Taxes for the Base Tax Year are subsequently reduced, then Landlord may deliver to Tenant a revised Tax Statement and Tenant shall pay, within ten (10) days after Tenant receives such revised Tax Statement, the amount set forth on such Tax Statement less the amount of Taxes already paid by Tenant to Landlord for such time period.

(f) Landlord's failure to prepare and deliver any of the tax bills, statements, notices or bills set forth in this Article 42, or Landlord's failure to make a demand, shall not in any way cause Landlord to forfeit or surrender its rights to collect any of the additional rent that may have become due during the term of this lease pursuant to this Article 42. Tenant's liability for the amounts due under this Article 42 shall survive the expiration of the term hereof. If a Tax Year shall end after the expiration or termination date of this lease, the additional rent payable by Tenant in respect thereof pursuant to this Article 42 shall be pro rated to correspond to that portion of such year occurring within the term of this lease. In no event shall the base rent or additional rent under this lease be reduced by virtue of this Article 42, it being agreed that the payment of additional rent under this Article 42 is an obligation supplemental to Tenant's obligation to pay base rent.

(g) Anything contained in this Article 42 to the contrary notwithstanding, under no circumstances shall the base rent payable under this lease be reduced below the base rent set forth in Article 41 above.

(h) Landlord's delay or failure during the Term to prepare and deliver any estimate, statement or bill, or Landlord's failure to make a demand, under this Article, or any other provisions of this lease, shall not in any way be deemed to be a waiver of, or cause Landlord to forfeit or surrender, its right to collect any items of additional rent which may have become due pursuant to this Article during the Term. Tenant's liability for the amounts due under this Article 42 shall survive the expiration or sooner termination of this lease. Each bill rendered by Landlord pursuant to this Article shall be conclusive and binding upon Tenant, except in the case of manifest error.

(i) If any additional rent due under this lease is payable with respect to any period that shall end after the expiration or termination of this lease, the additional rent payable by Tenant in respect thereof shall be prorated to correspond to that portion occurring within the Term.

43. <u>ELECTRICITY AND UTILITIES</u>

A. Landlord shall not be responsible for furnishing electrical, gas, water and other utility services to the demised premises. Tenant shall, at Tenant's sole cost and expense, arrange to receive electric current, gas, water (inclusive of water for ordinary lavatory purposes) and other utilities directly from the public utility company servicing the area in which the building is located.

B. Notwithstanding anything contained in this lease to the contrary, Landlord shall not in any way be liable or responsible to Tenant for any loss, damage, loss of business, or expense that Tenant may sustain or incur if either the quantity or character or electrical service is changed, is no longer available or shutdown for any reason whatsoever, or is unsuitable for Tenant's requirements.

C. Tenant covenants and agrees that, at all times, its use of electric current shall never exceed the capacity of the feeders to the building or the risers or wiring installation thereof. In connection therewith, Tenant expressly agrees that all installations, alterations

and additions of and to the electrical fixtures, appliances, or equipment within the demised premises shall be subject to Landlord's prior written approval at its sole discretion, and, if such approval shall be given, rigid conduit only shall be permitted. If, in connection with any request for such approval, Landlord shall, in its sole judgment, determine that the risers of the building servicing the demised premises shall be insufficient to supply Tenant's electrical requirements with respect thereto, Landlord shall, at the sole cost and expense of Tenant, install any additional feeder(s) that Landlord shall deem necessary with respect thereto, provided, however, that, if Landlord shall determine, in its sole judgment, that the same will cause permanent damage or injury to the building or to the demised premises, cause or create a dangerous or hazardous condition, entail excessive or unreasonable alterations, repairs, or expense, or interfere with, or disturb, the other tenants or occupants of the building, then Landlord shall not be obligated to make such installation, and Tenant shall not make the installation, alteration, or addition with respect to which Tenant requested Landlord's consent. In addition to the installation of riser or risers, Landlord will also, at the sole cost and expense of Tenant, install all other equipment necessary and proper in connection therewith, subject to the aforesaid terms and conditions. All of the aforesaid costs and expenses including but not limited to a review of any building plans in connection hereof are chargeable and collectible as additional rent, and shall be paid by Tenant to Landlord within five (5) days after rendition of any bill or statement to Tenant therefor.

D. Tenant shall not, without prior written notice to Landlord in each instance, connect any fixtures, appliances, or equipment (in addition to those installed at the Commencement Date and approved by Landlord) to the building electric distribution system, or make any alteration or addition to the electric system of the demised premises, that shall result in increased usage.

E. Tenant may use any existing meters that currently measure consumption of any utility, including but not limited to electricity, gas or water, within the demised premises. Landlord makes no representations as to whether any meters presently exist or as to the condition of any such meter(s). In the event a meter is required to be installed or repaired to measure Tenant's consumption of any utility consumed within the demised premises, Tenant shall install or repair such meter(s) within thirty (30) days of the Commencement Date. Throughout the Term, Tenant shall keep all meters and installation equipment in good working order and repair or replace same when necessary, at Tenant's sole cost and expense. Tenant agrees to pay for the cost of all such utilities consumed as shown on said meters as and when bills are rendered. At the end of the Term, all such meters shall become the property of Landlord.

F. If the quantity or character of any utility service is changed by the public utility or other company supplying such utility service to the Building or is no longer available or is shutdown for any reason whatsoever or suitable for Tenant's requirements, no such change, unavailability or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of base rent or additional rent due and payable hereunder or relieve Tenant from any of its obligations under this lease or impose any liability upon Landlord or its agents, contractors, employees or by reason of inconvenience or annoyance to Tenant, or injury to interruption of Tenant's business or otherwise.

G. Landlord shall not be obligated to Tenant in any way for any interruption, curtailment or failure, or defect, in the supply of any utility service furnished to the demised premises by reason of any requirement, act or omission of Landlord or of others.

H. Landlord reserves the right to stop service of the mechanical, heating, ventilation, electrical, gas, steam, air conditioning, sanitary, plumbing, utility, and other service systems, if any, when necessary, by reason of accident or emergency, or for repairs, additions, alterations, replacements or improvements in the sole judgment of Landlord desirable or necessary to be made, until said repairs, alterations, replacements, or improvements shall have been completed. Landlord shall have no responsibility or liability for interruption or curtailment in the supply of electrical energy, curtailment or failure to supply heat or any other utilities, when prevented by exercising its right to stop service or

by strikes, labor troubles or accidents or by any cause whatsoever reasonably beyond Landlord's control, by failure to of any public utility or other company and the failure of independent contractors to perform by laws, orders, rules or regulations of any federal, state, county or municipal authority, or failure of suitable fuel supply, or inability by exercise of reasonable diligence to obtain suitable fuel or by reason of governmental preemption in connection with a national emergency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency. The exercise of such right or such failure by Landlord shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any compensation, loss of business or to any abatement or diminution of base rent, additional rent, or relieve Tenant from any of its obligations under this lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise.

44. **RELATIONSHIP OF PARTIES**

The relationship of the parties pursuant to this lease shall be one of landlord and tenant. Nothing contained herein or in this lease shall constitute a partnership between or joint venture by the parties hereto or constitute either the agent of the other. Neither party shall hold itself out contrary to the terms of this Article 44 and neither party shall be or become liable by any representation, act or omission of the other contrary to the provisions hereof or thereof. This lease is not for the benefit of any third party and shall not be deemed to confer any right or remedy to such party whether referred to herein or not.

45. **FURTHER PROVISIONS AS TO DEFAULT**

(a) All sums of money, other than the base rent reserved in this lease, that shall become due from and payable from Tenant to Landlord hereunder shall constitute additional rent, for default in the payment of which Landlord shall have the same remedies as for a default in the payment of base rent.

(b) If Tenant is late in making any payment due to Landlord from Tenant under this lease for five (5) or more days, then Tenant shall pay to Landlord, as additional rent and as a late charge, a sum equal to 5% of the amount overdue which said amount shall be added to the balance and compounded at a rate of 5% each month until balance is paid in full. In addition, in the event the payment is past due for greater than thirty (30) days then Tenant shall also pay as additional rent an amount equal to the interest on such payment from the date upon which it was due until paid, which interest shall be computed at the rate equal to the greater of (i) one and one-quarter (1.25%) percent per month or (ii) five (5%) percent per annum over the then announced prime rate of The Chase Manhattan Bank, but such amount shall in no event be in excess of the maximum lawful rate of interest.

(c) Bills for any expenses incurred by Landlord in connection with any performance by it for the account of Tenant, and bills for all costs, expenses and disbursements of every kind and nature whatsoever, as well as bills for any property, material, labor or services provided, furnished or rendered by Landlord or, at Tenant's request, to Tenant, may be sent by Landlord to Tenant monthly, or immediately, at Landlord's option, and shall be due and payable within ten (10) days of delivery of such bills to Tenant.

(d) It is hereby agreed that in the event of the termination of this lease pursuant to the provisions of Article 17, notwithstanding the provisions of Article 18, that Landlord may, at Landlord's option, forthwith be entitled to recover from Tenant as and for liquidated damages with respect to any such lease termination, an amount equal to the rent provided hereunder for the unexpired portion of the term demised. There shall be no obligation upon Landlord to relet the premises demised hereunder in the event of any termination, nor shall it constitute Landlord as Tenant's agent with respect to any reletting of such premises demised hereunder. Nothing herein contained shall, however, limit or prejudice the right of Landlord to prove for and obtain as liquidated damages by reason of

any such termination an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater than, equal to, or less than the amount referred to above.

46. ASSIGNMENT, MORTGAGING AND SUBLETTING

(a) Neither this lease nor any part hereof nor the interest of Tenant in any sublease or the rentals thereunder, shall, by operation of law or otherwise, be assigned, mortgaged, pledged, encumbered or otherwise transferred by Tenant, Tenant's legal representatives or successors in interest and neither the demised premises, nor any part thereof, nor any property of Tenant therein shall be encumbered in any manner by reason of any act or omission on the part of Tenant or any one claiming under or through Tenant, or shall be sublet or be used, occupied or utilized for desk space or for mailing privileges by anyone other than Tenant, without the prior written consent of Landlord. For purposes of this Article 46, (i) the issuance of interests in Tenant, or in any subtenant (whether stock, partnership interest or otherwise) to any person or group of related persons, whether in a single transaction or a series of related or unrelated transactions, in such quantities that after such issuance, such person or group shall have control of Tenant, such guarantor or such subtenant, shall be deemed an assignment of this lease or such sublease, as the case may be, (ii) a transfer of any interest of Tenant, or any subtenant (whether stock, partnership interest or otherwise) by any party or parties in interest whether in a single transaction or a series of related or unrelated transactions shall be deemed an assignment of this lease, or such sublease, as the case may be, (iii) a take-over agreement shall be deemed an assignment of this lease, (iv) any person or legal representative of Tenant, to whom Tenant's interest under this lease passes by operation of law, or otherwise, shall be bound by the provisions of this Article 46, and (v) a modification, amendment or extension of a sublease shall be deemed a sublease. Any assignment, sublease, mortgage, pledge, encumbrance or transfer by Tenant in contravention of this Article 46 without the prior written consent from Landlord shall be void.

For the purposes of clause (ii) of the preceding sentence, stock ownership shall be determined in accordance with the principles set in Section 544 of the Internal Revenue Code of 1954, as the same existed on August 16, 1954.

(b) If this lease be assigned, whether or not in violation of the terms of this lease, Landlord may collect rent from the assignee without offsetting any rent that is due and owing to Landlord from the Tenant. If the demised premises or any part thereof be sublet or be used or occupied by anybody other than Tenant, whether or not in violation of this lease, Landlord may, after default, if any, collect rent from the subtenant or occupant. The written consent by Landlord to an assignment, transfer, encumbering or subletting pursuant to any provision of this lease shall not in any way be considered to relieve Tenant from obtaining the express prior written consent of Landlord to any other or further assignment, transfer, encumbering or subletting. References in this lease to use or occupancy by anyone other than Tenant shall not be construed as limited to subtenants and those claiming under or through subtenants, but shall be construed as including also licensees and others claiming under Tenant, immediately or remotely. The listing of any name other than that of Tenant on any door of the demised premises or on any directory in the Building, or otherwise, shall not operate to vest in the person so named any right or interest in this lease or the demised premises, or be deemed to constitute, or serve as a substitute for, any written consent of Landlord required under this Article 46, and it is understood that any such listing shall constitute a privilege extended by Landlord, revocable at Landlord's will by notice to Tenant. Tenant agrees to pay to Landlord's reasonable attorneys' fees and disbursements incurred by Landlord in connection with any proposed assignment of this lease or any proposed subletting of the demised premises or any part thereof. Neither any assignment of this lease nor any subletting, occupancy or use of the demised premises or any part thereof by any person other than Tenant, nor any collection of rent by Landlord from any person other than Tenant, nor any application of any such rent as provided in this Article 46 shall, under any circumstances be deemed a waiver of any of the provisions of this Article 46 or relieve, impair, release or discharge Tenant of its obligations fully to perform the terms of this lease (as same may be amended

or modified from time to time) on Tenant's part to be performed and Tenant shall remain fully and primarily liable therefor.

(c) No assignment consented to by Landlord shall be valid unless, within ten (10) days after the execution thereof, Tenant shall deliver to Landlord a duplicate original instrument of assignment and assumption in form and substance satisfactory to Landlord, duly executed by Tenant and by the assignee, in which such assignee shall assume performance of all terms of this lease on Tenant's part to be performed.

(d) (i) Notwithstanding anything contained in Sections 46(a) and 46(b) to the contrary, in the event that at any time Tenant desires to sublet all or any part of the demised premises or to assign its interest in this lease, Tenant:

(A) (A) shall submit to Landlord the name and address of the proposed subtenant or assignee and its principals, a reasonably detailed description of their business, reasonably detailed character and financial, banking and credit references and information references for such persons and entities (including, but not limited to heir most recent balance sheet and income statements certified by its chief financial officer or a certified public accountant and tax returns), a certification by Tenant that this lease and the property of Tenant in the demised premises are free of all liens and encumbrances and any other information reasonably requested by Landlord;

(B) shall submit to Landlord (1) a conformed or photostatic copy of the proposed assignment or sublease, the effective date of which shall be at least sixty (60) days (but not more than 120 days) after the date of the giving of such notice and which shall be conditioned on Landlord's written consent thereto and (2) an agreement by Tenant to indemnify Landlord against liability, costs, and damages which shall include but not limited to reimbursement of attorneys' fees resulting from any claims that may be made against Landlord by the proposed assignee or sublessee or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.

(ii) If Tenant's request is for an assignment of this lease, or for a subletting of the demised premises as a whole, or for a subletting in part, Landlord may then, by notice to such effect given to Tenant within thirty (30) days after receipt of all items to be submitted by Tenant pursuant to Section 46(d)(i), terminate this lease in whole or as to the part proposed to be sublet (as Landlord may elect) on a date to be specified in said notice ("termination date") which shall be not earlier than 1 day before the effective date of the proposed assignment or subletting nor later than 10 days after said effective date. Tenant shall then vacate and surrender the demised premises, or the part thereof proposed to be sublet (as Landlord may have elected), on or before the termination date and the Term as to the entire demised premises or the part thereof proposed to be sublet shall end on the termination date as if that were the expiration date of this lease. Landlord shall be free to and shall have no liability to Tenant if Landlord should lease the demised premises (or such part thereof) to Tenant's prospective assignee or subtenant. If a part of the demised premises is surrendered to Landlord pursuant hereto, Landlord, at Landlord's sole cost and expense, shall make such alterations as may be required physically to separate such surrendered space from the remainder of the demised premises and to comply with the provisions of Article 6 and, at Tenant's sole cost and expense, shall repair or restore to tenantable condition any part of the remainder of the demised premises which is physically affected by such separation; if necessary, Tenant shall afford Landlord and its agents, tenants, undertenants or licensees reasonably appropriate means of ingress and egress to and from such surrendered space; and Landlord and Tenant shall execute and deliver a supplementary agreement modifying this lease, as of the day following such surrender, by eliminating such surrendered space from the demised premises, equitably reducing the rent allocable to the remaining demised premises and appropriately modifying the other terms of this lease to reflect the elimination of such surrendered space from the demised premises.

(iii) In the event that within thirty (30) days after Tenant shall have requested Landlord's written consent to any such subletting or assignment and shall have submitted to Landlord all items required by Section 46(d)(i), Landlord does not exercise its option to so terminate this lease, in whole or in part, as referred to in Section 46(d)(ii), Landlord's consent to such subletting or assignment, as the case may be, shall not be unreasonably withheld, provided that all of the following conditions have been satisfied:

(A) In the sole judgment of Landlord the proposed subtenant or assignee, as the case may be, is of a character and financial worth such as is in keeping with the standards of Landlord in those respects for the building, and the nature of the proposed subtenant's or assignee's business and its reputation is in keeping with the character of the building and its tenancies;

(B) The purposes for which the proposed subtenant or assignee intends to use the demised premises or the applicable portion thereof are only the uses expressly permitted by Paragraph 59 of this lease;

(C) The proposed sublease or assignment shall prohibit any assignment or subletting;

(D) The proposed sublease shall be expressly subject and subordinate to all of the provisions of this lease;

(E) The form of the proposed sublease or instrument of assignment shall be in form satisfactory to Landlord and shall comply with all of the applicable provisions of this Article 46;

(F) Tenant shall not be in default in the performance of any of its obligations under this lease either at the time Landlord's consent to such subletting or assignment is requested or at the commencement of the term of any proposed sublease or upon the effective date of any such assignment;

(G) Tenant shall reimburse Landlord for any reasonable costs that may be incurred by Landlord in connection with said sublease or assignment, including but not limited to reasonable attorneys fees and disbursements and the costs of making investigations as to the acceptability of a proposed subtenant or assignee;

(H) The proposed subtenant or assignee shall not be entitled, directly or indirectly, to diplomatic or sovereign immunity and shall be subject to the service of process in, and the jurisdiction of the courts of New York State;

(I) The proposed subtenant or assignee shall not be a person then negotiating with Landlord or Landlord's agent (either directly or through a broker) for the rental of any space in the Building; and

(J) Tenant delivers to Landlord an additional security deposit equal to two (2) months base rent to be added to the security deposit provided for in Paragraph 31 hereof at least ten (10) days prior to the effective date of the sublease or assignment.

(iv) With respect to each and every sublease or subletting or assignment authorized by the provisions of this Section 46, it is further agreed and understood between Landlord and Tenant as follows:

(A) No subletting shall be for a term ending later than one day prior to the expiration date of this lease and that part, if any, of the proposed term of any sublease or any renewal or extension thereof which shall extend beyond a date one day prior to the expiration date of this lease or the sooner termination of the Term, is hereby deemed to be a nullity; and

(B) There shall be delivered to Landlord, within ten (10) days after the commencement of the term of the proposed sublease, written notice of such commencement, or in the case of an assignment, notice of the effectiveness of such assignment.

(v) In the event that (A) Landlord fails to exercise option under Section 46(d)(ii) and consents to the proposed sublease or assignment and (B) the sublease or assignment to which Landlord shall have consented does not become effective on or before the date set forth in the conformed or photostatic copy thereof furnished to Landlord pursuant to Section 46(d)(i)(B), then, Tenant shall again comply with all of the provisions and conditions of this Article 46 before assigning this lease or subletting all or any part of the demised premises.

(e)(i) Notwithstanding anything to the contrary herein, if Landlord shall consent to any assignment and Tenant shall receive any consideration from its assignee in connection with the assignment of this lease, Tenant shall pay over to Landlord so much, if any, of such consideration (including, without limitation, sums designated by the assignee as paid for the purchase of Tenant's property in the demised premises, less the then net unamortized or undepreciated costs thereof determined on the basis of Tenant's federal income tax returns, or, if Tenant does not file such returns, on the same basis as carried on Tenant's books) as shall exceed the brokerage commissions and attorneys' fees and disbursements reasonably incurred by Tenant for such assignment.

(ii) Notwithstanding anything to the contrary herein, if Landlord shall consent to any subletting and Tenant shall sublet the demised premises or any portion thereof to anyone for rents, additional charges or other consideration (including, without limitation, sums designated by the subtenant as paid for the purchase or rental of Tenant's property in the demised premises, less the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns or, if Tenant does not file such returns, on the same basis as carried on Tenant's books) which for any period shall exceed the rents payable for the subleased space under this lease for the same period, Tenant shall pay Landlord, as additional rent, such excess, less brokerage commissions and attorneys' fees and disbursements reasonably incurred by Tenant for such subletting.

All sums payable to Landlord pursuant to Section 46(e)(i) shall be paid on the effective date of such assignment and all sums payable to Landlord pursuant to Section 46(e)(ii) shall be paid on the date or dates such sums are payable to Tenant by the subtenant.

(f) If Landlord shall recover or come into possession of the demised premises before the date herein fixed for the termination of this lease, Landlord shall have the right, at its option, to take over any and all subleases or sublettings of the demised premises or any part thereof made by Tenant and to succeed to all the rights of said subleases and sublettings or such of them as it may elect to take over. Tenant hereby expressly assigns and transfers to Landlord such of the subleases and sublettings as landlord may elect to take over at the time of such recovery of possession, such assignment and transfer not to be effective until the termination of this lease or re-entry by Landlord hereunder or if Landlord shall otherwise succeed to Tenant's estate in the demised premises, at which time Tenant shall upon request of Landlord, execute, acknowledge and deliver to Landlord such further assignments and transfers as may be necessary to vest in Landlord the then existing subleases and sublettings. Every subletting hereunder is subject to the condition and by its acceptance of and entry into a sublease, each subtenant thereunder shall be deemed conclusively to have thereby agreed from and after the termination of this lease or re-entry by Landlord hereunder or if Landlord shall otherwise succeed to Tenant's estate in the demised premises, that such subtenant shall waive any right to surrender possession or to terminate the sublease and, at Landlord's election, such subtenant shall be bound to Landlord for the balance of the term of such sublease and shall attorn to and recognize Landlord, as its landlord, under all of the then executory terms of such sublease, except that Landlord shall not (i) be liable for any previous act, omission or negligence of Tenant under such sublease, (ii) be subject to any counterclaim, defense or offset not expressly provided for in such sublease, which theretofore accrued to such subtenant against Tenant, (iii) be bound by any previous modification or amendment of such sublease or by any

previous prepayment of more than one month's rent and additional rent which shall be payable as provided in the sublease, unless such modification or prepayment shall have been approved in writing by Landlord, (iv) be obligated to repair the subleased space or the Building or any part thereof, in the event of total or substantial total damage beyond such repair as can reasonably be accomplished from the net proceeds of insurance actually made available to Landlord, (v) be obligated to repair the subleased space or the Building or any part thereof, in the event of partial condemnation beyond such repair as can reasonably be accomplished from the net proceeds of any award actually made available to Landlord as consequential damages allocable to the part of the subleased space or the Building not taken, or (vi) be obligated to perform any work in the subleased space or the Building or to prepare them for occupancy beyond Landlord's obligations under this lease, and the subtenant shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such attornment. Each subtenant or licensee of Tenant shall be deemed automatically, upon and as a condition of occupying or using the demised premises or any part thereof, to have given a waiver of the type made by Tenant in Section 61(b)(iii) to the extent and upon the conditions set forth in Section 61(b)(iii). If Landlord shall recover or come into possession of the demised premises before the Expiration Date, and Landlord does not elect to take over any sublease(s) or subletting(s) of the demised premises or any part thereof made by Tenant as set forth above, than with respect to such of such sublease(s) and subletting(s) that Landlord elects not to take over at the time of such recovery of possession or termination of this lease or re-entry by Landlord hereunder, such sublease(s) and subletting(s) shall be deemed terminated as of the date of the earlier of such time recovery of possession or termination of this lease or re-entry by Landlord.

(g) In the event that, at any time after Tenant named herein may have assigned its interest in this lease, this lease shall be disaffirmed or rejected in any proceeding of the types described in clause (1) of Section 16(a) or in any similar proceeding, or in the event of termination of this lease by reason of any such proceeding or by reason of lapse of time following notice of cancellation given pursuant to Article 17 based upon the condition of limitation set forth in Section 17(1) with respect to rejection of this lease under Section 235 of Title 11 of the U. S. Code (bankruptcy code), Tenant named herein, upon request of Landlord given within thirty (30) days after such disaffirmance, rejection or termination (and actual notice thereof to Landlord in the event of a disaffirmance or rejection or in the event of termination other than by act of Landlord), shall (i) pay to Landlord all base rent, additional rent and other charges due and owing by the assignee to Landlord under this lease to and including the date of such disaffirmance, rejection or termination, and (ii) as "tenant", enter into a new lease with Landlord of the demised premises for a term commencing on the effective date of such disaffirmance, rejection or termination and ending on the expiration date of this lease, unless sooner terminated as in such lease provided, at the same base rent and upon the then executory terms, covenants and conditions as are contained in this lease, except that (A) the rights of Tenant named herein under the new lease shall be subject to the possessory rights of the assignee under this lease and the possessory rights of any persons claiming through or under such assignee or by virtue of any statute or of any order of any court, (B) such new lease shall require all defaults existing under this lease to be cured by Tenant named herein with due diligence, and (C) such new lease shall require Tenant named herein to pay all additional rent which, had this lease not been so disaffirmed, rejected or terminated, would have become due under the provisions of Article 42 after the date such disaffirmance, rejection or termination with respect to any period prior thereto. In the event Tenant named herein shall default for a period of ten (10) days after Landlord's request in its obligations to enter into said new lease then, in addition to all other rights and remedies by reason of such default, either at law or in equity, Landlord shall have the same rights and remedies against Tenant named herein as if it had entered into such new lease and such new lease had thereafter been terminated as at the commencement date thereof by reason of the default thereunder of Tenant named herein.

47. <u>TENANT COVENANTS</u>

(a) Tenant covenants and agrees that at all times: (i) the business to be operated in the demised premises and the kind and quality of the merchandise and services offered

in the operation thereof will be reputable in every respect; (ii) the methods employed in said business, as well as all other elements of merchandising, display and advertising, will be dignified and in conformity with the high standards of practice obtaining among other retail store dealing in the same or similar merchandise or conducting a similar business in downtown Manhattan, and (iii) the appearance of the demised premises (including the lighting and other appurtenances thereto), the appearance and deportment of all personnel employed therein, and the appearance, number, location, nature and subject matter of all displays and exhibits placed or installed in or about the demised premises, and of any signs, lettering or any other kinds or forms of inscriptions displayed in or about the demised premises will be only such as meet with Landlord's approval.

(b) Tenant, further covenants and agrees that Tenant shall, at Tenant's sole cost and expense:

(i) keep the demised premises and the portions of the sidewalk adjacent to the demised premises clean and orderly, remove all rubbish and other debris from the demised premises to such location as may be specified by Landlord from time to time and under conditions approved solely by Landlord, and keep the sidewalks in front of the demised premises clean and free from obstructions and free from snow and ice;

(ii) keep, to the sole satisfaction of Landlord, the demised premises and the areas adjacent to the demised premises, free of vermin, rats, mice and insects, and shall, prior to the opening of the demised premises for business, obtain and maintain at all times during the Term a service contract, with a person or company approved by Landlord (which approval shall not be unreasonably withheld or delayed), for the extermination of vermin, rats, mice and insects in and about the demised premises, such service contract and all renewals or replacements thereof to be in form reasonably approved by Landlord, and a copy thereof to be delivered to Landlord prior to the opening of the demised premises for business or, in the case of renewal or replacement contracts, prior to the termination or expiration of the prior contract;

(iii) keep the demised premises (including the exterior and interior portions of all windows and doors) in a neat and clean condition;

(iv) require all employees and attendants in the demised premises to be properly attired at all times and otherwise to have an appearance consistent with an attractive retail establishment;

(v) handle and dispose of all rubbish, garbage and waste from Tenant's operations in areas solely designated by Landlord from time to time in accordance with regulations established by Landlord and not permit the accumulation or burning of any rubbish or garbage in, on, or about any part of the Building. Tenant shall contract a reputable private carting company to handle and dispose of their rubbish at Tenants sole cost and expense;

(vi) install, place or permit no awning, antenna or other projection on the outside walls of the demised premises unless previously consented to in writing by Landlord and each such awning, antenna or other projection so consented to shall, to the sole satisfaction of Landlord, be kept clean and in good order and state of repair and appearance by and at the expense of Tenant, including, whenever necessary in the reasonable and sole judgment of Landlord, the replacement of awning coverings with materials reasonably approved by Landlord in writing;

(vii) perform, at Tenant's sole cost and expense, any work to promptly comply with any law, order and regulation of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law relating to the sewer system or any other system in or about the Building; and

(viii) install in the demised premises chemical extinguishing devices approved by the Fire Insurance Rating Organization or any similar body having

jurisdiction over the demised premises, and shall keep and maintain such devices in the demised premises during the entire Term under service as required by such Organization.

(c) Tenant, or any subtenant or licensee, or any contractor, employee, agent or invitee of any Tenant, subtenant or licensee, shall not at any time, without first obtaining Landlord's prior written consent:

(i) change (whether by alteration, replacement, rebuilding or otherwise) the exterior color and/or architectural treatment of the demised premises or of the Building or any part thereof without the prior written consent of Landlord;

(ii) use, or permit to be used or obstructed, any corridor, or any other space outside the demised premises, for display, sale, storage, or any other similar undertaking or allow the demised premises or any portion thereof to be used for housing accommodations or sleeping purposes;

(iii) use or permit to be used, any advertising medium that may be heard outside the demised premises or that does not comply with the general policies or rules and regulations then in effect or allow any noise (whether music or otherwise) to emanate from the demised premises so as to interfere (in Landlord's sole judgment) with other tenants or occupants the Building;

(iv) use the plumbing facilities for any purpose other than that for which they were constructed, or dispose of any garbage or other foreign substance therein, whether through the utilization of so-called "disposal" or similar units, or otherwise;

(v) perform any act, or carry on any practice, that may damage, mar, or deface the demised premises or any other part of the Building;

(vi) permit window cleaning or other maintenance and janitorial services in and for the demised premises to be performed except in accordance with all laws and by such person(s) as shall be approved by Landlord in writing and except during reasonable hours designated for such purposes by Landlord;

(vii) place a load on any floor in the demised premises exceeding the floor load per square foot that such floor was designed to carry and that is allowed by law, or install, operate or maintain therein any heavy item of equipment;

(viii) take any action that would (A) violate Landlord's union contracts, if any, affecting the Building, (B) create any work stoppage, picketing, labor disruption, or labor dispute, (C) interfere with the business of Landlord or any customer or other person lawfully in and upon the Building, or (D) cause any impairment or reduction of the good will or reputation of the Building;

(ix) discharge or permit to be discharged into the waste lines, vents or flues of the demised premises or the building, any acids, vapors or other materials. The water and wash closets and other plumbing fixtures in or serving the demised premises shall not be used for any purpose other than the purposes for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other foreign substances shall be deposited therein. Nothing shall be swept or thrown into any heating or ventilating vents or registers or plumbing apparatus in the demised premises, or on adjoining buildings or land or the street;

(vii) permit the emission of any noise, odors, fumes, vibrations, smoke or objectionable light from the demised premises;

(viii) No Tenant, subtenant or licensee, or any contractor, employee, agent or invitee of any Tenant, subtenant or licensee shall at any time bring into or keep upon the demised premises any inflammable, combustible, explosive or otherwise dangerous fluid, chemical or substance; or

(xiii) Shall not record or attempt to record or in any way permit the recording of this lease, any memorandum of this lease, any assignment of this lease, any sublease of the demised premises or any other instrument relative to this lease.

(d) (i) Tenant shall not, without Landlord's prior consent, place or install any sign on any exterior portion of the demised premises (including, without limitation, both the interior and exterior surfaces of windows and doors). Tenant shall comply with all of Landlord's requirements and policies for signage and window displays.

(ii) In the event that Tenant does not comply with the provisions of this Section 47(d) in connection with signs or their installation, Landlord reserves the right, upon one (1) day's prior written notice to Tenant and at Tenant's sole cost and expense, to remove any such sign. The rights of Landlord as set forth in this Section 47(d)(ii) shall not be deemed Landlord's exclusive remedy for Tenant's default or failure to comply with the provisions of this Section 47.

(iii) As used in this lease, the word "sign" shall be construed to include any placard, light or other advertising symbol or object irrespective of whether same be temporary or permanent.

Tenant expressly acknowledges and agrees that the violation by Tenant of any of the covenants, agreements, terms, provisions and conditions contained in this Article 47 after the applicable notice and grace period specifically provided in Article 17 has expired shall be deemed a substantial default by Tenant under the terms of this lease entitling Landlord to give notice of cancellation of this lease as provided in Article 17 hereof. Any demand or demands by Landlord pursuant to the provisions of this Article 47 and compliance therewith by Tenant shall not affect this lease or Tenant's liability hereunder, nor shall Tenant be entitled to any compensation or diminution or abatement of base rent or additional rent by reason thereof.

48. EXCULPATION AND JOINT LIABILITY

(a) Tenant agrees to look only to Landlord's estate and interest in the Building and Land upon which the Building is located for the satisfaction of any right or remedy of Tenant for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any liability by Landlord hereunder, and no other property or assets of Landlord or any partner, member, trustee, officer or director thereof, disclosed or undisclosed, shall be subject to levy, execution, attachment or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this lease, the relationship of Landlord and Tenant hereunder, or Tenant's use or occupancy of the demised premises.

(b) If there shall be more than one person and/or entity named as tenant herein, then all such persons and/or entities shall be deemed to be joint tenants in the leasehold estate demised hereby, with joint and several liability hereunder.

49. BROKER

Tenant covenants, warrants and represents that there was no broker or finder other than ABS Partners Real Estate, LLC instrumental in consummating this lease and that no conversations, negotiations or other dealings were had with any broker or finder concerning the renting of the demised premises. Tenant agrees to indemnify and hold Landlord harmless from and against all demands, liabilities, losses, causes of action, damages, costs and expenses (including without limitation, attorneys' fees and disbursements) suffered or incurred by Landlord in connection with any claims for a brokerage commission or consultation fees arising out of any conversations, negotiations or other dealings had by Tenant with any broker or finder other than ABS Partners Real Estate, LLC.

50. ESTOPPEL CERTIFICATES

Tenant agrees, at any time and from time to time, as requested by Landlord, upon not less than ten (10) days' prior notice, to execute, acknowledge and deliver to Landlord and/or any other person, firm or corporation specified by Landlord, a statement (i) certifying that this lease is unmodified and in full force and effect (or, if there have been modifications, that the same are in full force and effect as modified and stating the modifications) and whether any options granted to Tenant pursuant to the provisions of this lease have been exercised, (ii) certifying the dates to which the base rent and additional rent have been paid and the amounts thereof, (iii) stating whether or not, to the best knowledge of Tenant, Landlord is in default in performance of any of its obligations under this lease, and, if so, specifying each such default of which Tenant may have knowledge, and (iv) such other information as Landlord may reasonably request. Tenant acknowledges and agrees that any such statement delivered pursuant hereto may be relied upon by others with whom Landlord may be dealing, including, without limitation, a Superior Lessor, a Superior Mortgagee, a Junior Leasehold Mortgagee or any lessee or any prospective purchaser, lessee, mortgagee or assignee of any mortgagee or lessee.

51. RENT CONTROL

In the event the base rent or additional rent or any part thereof provided to be paid by Tenant under the provisions of this lease during the Term hereof shall become uncollectible or shall be reduced or required to be reduced or refunded by virtue of any federal, state, county or city law, order or regulation, or by any direction of a public officer or body pursuant to law, or the orders, rules, code or regulations of any organization or entity formed pursuant to law, whether such organization or entity be public or private, then Landlord, at its option, may at any time thereafter terminate this lease by not less than thirty (30) days' written notice to Tenant, on a date set forth in said notice, in which event this lease and the Term hereof shall terminate and come to an end on the date fixed in said notice as if the said date were the Expiration Date. Landlord shall not have the right to so terminate this lease if Tenant, within such period of thirty (30) days, shall, in writing, lawfully agree that the base rent and additional rent herein reserved are a reasonable rental and agrees to continue to pay said base rent and additional rent, and if such agreement by Tenant shall then be legally enforceable by Landlord.

52. INDEMNIFICATION

(a) Neither Landlord nor any agent, contractor, invitee or employee of Landlord shall be liable to Tenant for any injury or damage to Tenant or of any other person or for any damage to, or loss (by theft or otherwise) of, any property of Tenant or of any other person, irrespective of the cause of such injury, damage or loss, even if caused by or due to the negligence, act or omission of Landlord, its agents or employees occurring within the scope of their respective employment without negligence on the part of Tenant, it being understood that no property, other than such as might normally be brought upon or kept in the demised premises as an incident to the reasonable use of the demised premises for the purpose herein expressly permitted, will be brought upon or be kept in the demised premises.

(b) Tenant shall indemnify and save harmless Landlord and its agents against and from all liabilities, obligations, damages, penalties, actions, proceedings, claims, costs and expenses (including, without limitation, attorneys' fees and disbursements) suffered, paid or incurred by Landlord as a result of (a) any breach of any covenant or condition of this lease by Tenant or Tenant's subtenants, licensees or invitees, or Tenants or their employees, agents, contractors, subtenants, licensees or invitees, (b) any and all claims (i) arising from (x) the conduct or management of the demised premises or of any business therein, or (y) any work or thing whatsoever done, or any condition created (other than by Landlord for Landlord's or Tenant's account) in or about the demised premises during the Term or during the period of time, if any, prior to the Commencement Date that Tenant may have been given access to the demised premises, or (ii) arising from any negligent or otherwise wrongful act or omission of Tenant or any of its subtenants, licensees or invitees, or Tenant's or their employees, agents, contractors, subtenants, licensees or invitees. In case any action or proceeding be brought against Landlord by reason of any such breach

or claim, Tenant, upon notice from Landlord, shall resist and defend such action or proceeding by legal counsel solely approved by Landlord.

(c) This lease and the obligations of Tenant hereunder shall be in no wise affected, impaired or excused because Landlord is unable to fulfill, or is delayed in fulfilling, any of its obligations under this lease by reason of strike, other labor trouble, governmental pre-emption or priorities or other controls in connection with a national or other public emergency or shortages of fuel, supplies or labor resulting therefrom, acts of God or other like cause beyond Landlord's reasonable control. In no event shall Landlord be liable for damage, theft or any other loss pertaining to Tenants personal property, betterments or improvements. In no event shall Landlord be liable to Tenant for loss of business income, regardless of cause.

53. HOLDING OVER

Notwithstanding any terms or conditions of this lease to the contrary, in the event that the Term shall expire or be terminated pursuant to the terms hereof, by operation of law, or otherwise, and Tenant shall become a holdover tenant thereupon, the use and occupancy payable by Tenant hereunder shall be two (2) times the last monthly installment of base rent and additional rent due and payable pursuant to this lease prior to such expiration or termination of the Term. Nothing herein contained shall be deemed to create a month to month, year to year or other periodic tenancy during any period in which Tenant is a holdover tenant.

54. SUBORDINATION AND ATTORNMENT

(a) This lease and all rights of Tenant hereunder are and shall be subject and subordinate in all respects to (i) all present and future ground leases, operating leases, superior leases, overriding leases and underlying leases and grants of term of the demised premises and any portion thereof (collectively, including the applicable items set forth in subdivision (v) of the Section 54(a), the "Superior Lease"), (ii) all mortgages and building loan agreements, including leasehold mortgages and spreader and consolidation agreements, which may now or hereafter affect the demised premises or the Superior Lease (collectively, including the applicable items set forth in subdivisions (iv) and (v) of this Section 54(a), the "Superior Mortgage"), (iii) each advance made or to be made under the Superior Mortgage, and (iv) all renewals, modifications, amendments, replacements, supplements, substitutions and extensions of the Superior Lease, the Superior Mortgage and all spreadings and consolidations of the Superior Mortgage. The provisions of this Section 54(a) shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute and deliver, after request therefor, at Tenant's own cost and expense, any instrument, in recordable form if requested, that Landlord, the lessor under a Superior Lease ("Superior Lessor") or the holder of a Superior Mortgage ("Superior Mortgagee") may reasonably request to evidence such subordination; and if Tenant fails to execute, acknowledge and deliver any such instrument within ten (10) days after the request therefor, Tenant hereby irrevocably constitutes and appoints Landlord as Tenant's attorney-in-fact, coupled with an interest, to execute acknowledge and deliver any such instruments for and on behalf of Tenant. A Superior Mortgagee may elect that this lease shall have priority over its Superior Mortgage and, upon notification by the Superior Mortgagee to Tenant, this lease shall be deemed to have priority over such Superior Mortgage, whether this lease is dated prior to or subsequent to the date of such Superior Mortgage. If, in connection with the obtaining, continuing or renewing of financing for which the demised premises or the interest of the Tenant under the Superior Lease represents collateral, in whole or in part, a savings or commercial bank or trust company, insurance company, savings and loan association, a welfare, pension or retirement fund or system or any other lender shall be or be willing to become the Superior Mortgagee and shall request reasonable modifications of this lease as a condition of such financing, Tenant will not unreasonably withhold its consent thereto, provided that such modifications do not materially and adversely either

increase the obligations of Tenant hereunder or decrease the rights of Tenant under this lease.

(b) Tenant shall not do or suffer or permit anything to be done which would constitute a default under the Superior Mortgage, any leasehold mortgage which is not a Superior Mortgage (a "Junior Leasehold Mortgage"), or the Superior Lease or cause the Superior Lease to be terminated or forfeited by virtue of any rights of termination or forfeiture reserved or vested in the Superior Lessor.

(c) If, at any time prior to the expiration or sooner termination of this lease, the Superior Lessor, the Superior Mortgagee, the holder of a Junior Leasehold Mortgage (a "Junior Leasehold Mortgagee"), or any person, or the Superior Lessor's Superior Mortgagee's, Junior Leasehold Mortgagee's or such person's successors or assigns (the Superior Lessor, the Superior Mortgagee, the Junior Leasehold Mortgagee and any such person or successor or assign being herein collectively referred to as "Successor Landlord") shall succeed to the rights of Landlord under this lease as a result of the termination of the Superior Lease, or through possession or foreclosure or delivery of a new lease or deed or otherwise, Tenant agrees, at the election and upon request of any such Successor Landlord, to fully and completely attorn, from time to time, to and recognize any such Successor Landlord, as Tenant's landlord under this lease upon the then executory terms of this lease; provided such Successor Landlord shall agree in writing to accept Tenant's attornment. The foregoing provision of this Section 54(c) shall inure to the benefit of any such Successor Landlord, shall apply notwithstanding that as a matter of law, this lease may terminate upon the termination of the Superior Lease, shall be self-operative upon any such demand, and no further instrument shall be required to give effect to said provisions. Tenant, however upon demand of any such Successor Landlord agrees to execute, from time to time, instruments to evidence and confirm the foregoing provisions of this Section 54(c) satisfactory to any such Successor Landlord, acknowledging such attornment and setting forth the terms and conditions of its tenancy and Tenant hereby constitutes and appoints Landlord attorney-in-fact for Tenant to execute any such instrument for and on behalf of Tenant, such appointment being coupled with an interest. Upon such attornment this lease shall continue in full force and effect as a direct lease between such Successor Landlord and Tenant upon all of the then executory terms of this lease except that such successor Landlord shall not be (i) liable for any previous act or omission or negligence of Landlord under this lease; (ii) subject to any counterclaim, defense or offset, not expressly provided for in this lease and asserted with reasonable promptness, which theretofore shall have accrued to Tenant against Landlord; (iii) obligated to perform any Work; (iv) bound by any previous modification or amendment of this lease or by any previous prepayment of more than one month's rent, unless such modification or prepayment shall have been approved in writing by the Superior Lessor, the Superior Mortgagee or the Junior Leasehold Mortgagee through or by reason of which the Successor Landlord shall have succeeded to the rights of Landlord under this lease; (v) obligated to repair the demised premises or the Building or any part thereof, in the event of total or substantial damage beyond such repair as can reasonably be accomplished from the net proceeds of insurance actually made available to Successor Landlord; or (vi) obligated to repair the demised premises or the Building or any part thereof, in the event of partial condemnation beyond such repair as can reasonably be accomplished from the net proceeds of any award actually made available to Successor Landlord, as consequential damages allocable to the part of the demised premises or the Building not taken. Nothing contained in this Section shall be construed to impair any right otherwise exercisable by any such owner, holder, or lessee.

(d) If any act or omission by Landlord would give Tenant the right, immediately of after lapse of time, to cancel or terminate this lease or to claim a partial or total eviction, Tenant will not exercise any such right until (i) it has given written notice of such act or omission to each Superior Mortgagee and Junior Leasehold Mortgagee and each Superior Lessor, whose name and address shall have been previously been furnished to Tenant, by delivering notice of such act or omission addressed to such party at its last address so furnished and (ii) a reasonable period for remedying such act or omission shall have elapsed following such giving of notice and following the time when such Superior Mortgagee, Junior Leasehold Mortgagee, or Superior Lessor shall have become entitled

under such Superior Mortgage, Junior Leasehold Mortgage, or Superior Lease, as the case may be, to remedy the same (which shall in no event be less than the period to which Landlord would be entitled under this lease to effect such remedy) provided such Superior Mortgagee, Junior Leasehold Mortgagee, or Superior Lessor shall, with reasonable diligence, give Tenant notice of intention to, and commence and continue to, remedy such act or omission or to cause the same to be remedied.

55. CONSTRUCTION, GOVERNING LAW AND CONSENTS

(a) If any of the provisions of this lease, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this lease, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this lease shall be valid and enforceable to the fullest extent permitted by law.

(b) This lease shall be governed in all respects by the laws of the State of New York.

(c) If Tenant shall request Landlord's consent or approval pursuant to any of the provisions of this lease or otherwise, and Landlord shall fail or refuse to give, or shall delay in giving, such consent or approval, Tenant shall in no event make, or be entitled to make, any claim for damages (nor shall Tenant assert, or be entitled to assert, any such claim by way of defense, set-off or counterclaim) based upon any claim or assertion by Tenant that Landlord unreasonably withheld or delayed its consent or approval, and Tenant hereby waives any and all rights that it may have, from whatever source derived to make or assert any such claim. Tenant's sole remedy for any such failure, refusal, or delay shall be an action for a declaratory judgment, specific performance or injunction, and such remedies shall be available only in those instances where Landlord has expressly agreed in writing not to unreasonably withhold or delay its consent or approval or where, as a matter of law, Landlord, may not unreasonably withhold or delay the same. Any consent or approval of Landlord to any act or matter required under this lease shall be effective and enforceable against Landlord only if in writing and shall apply only with respect to the particular act or matter to which such consent or approval is given, and shall not relieve Tenant from the obligation to obtain the consent or approval, as applicable, wherever required under this lease to any other act or matter. Notwithstanding any provision to the contrary contained in this lease, in any instance where the consent of a Superior Lessor, a Superior Mortgagee or a Junior Leasehold Mortgagee is required with respect to any act or matter, Landlord shall not be required to give its consent to such act or matter if such Superior Lessor, Superior Mortgagee or Junior Leasehold Mortgagee has not given its consent.

56. LEASE NOT BINDING UNLESS EXECUTED

Submission by Landlord of this lease for execution by Tenant shall confer no rights nor impose any obligations on either party unless and until (i) Tenant shall have submitted to Landlord (a) at least four (4) copies of this lease to Landlord, duly executed by or on behalf of Tenant (and in the case that Tenant is a corporation, Tenant shall submit to Landlord a duly executed resolution of Tenant's board of directors authorizing this lease), (b) separate checks payable to the direct order of Landlord on a bank account in Tenant's name in the amount of the first monthly installment of base rent payable upon the execution of this lease and the security deposit, (c) a certificate of insurance in form required in this lease and (d) any other deliveries specifically called for under this lease to be submitted to Landlord on or prior to the commencement date of the Term and (ii) Landlord shall have countersigned this lease and duplicate originals thereof shall have been delivered by Landlord or Landlord's attorneys to Tenant or Tenant's attorneys. In the event Landlord countersigns and delivers this lease to Tenant at a time when any of the aforementioned deliveries have not been received by Landlord or are not in proper form, this lease shall be effective, but Tenant shall remain obligated to provide such deliveries,

the same not being waived by Landlord, unless Landlord specifically waives receipt of the same in writing.

57. HEAT, VENTILATION AND AIR-CONDITIONING

(a) Any use of the demised premises, or any part thereof, or rearrangement of partitioning in a manner that interferes with normal operation of the heat, ventilation and air-conditioning systems (hereinafter called the systems) servicing the same, may require changes in such systems. Such changes, so occasioned, shall be made by Tenant, at it expense, pursuant to Article 60.

(b) Tenant shall, at its expense, maintain and operate the heating, gas, electric, water and sprinkler systems servicing the demised premises and shall, subject to the design specifications of the system and to energy conservation requirements of, and voluntary energy conservation programs sponsored by, governmental authorities, furnish heat in the demised premises. Landlord shall have no obligation to provide heating, gas, electric, water, sprinkler, ventilation or air conditioning services to the demised premises. Landlord shall not be liable for any damages which shall include but not limited to loss of business, the Tenant may incur as a result of any shutdown of utility services at the demised premises

(c) Tenant shall, at its expense, install, maintain, repair (and replace if necessary) and operate any air-conditioning unit(s) (within the demised premises) (hereinafter collectively called the "Units") required by Tenant to service the demised premises. Tenant's obligation to maintain the Units shall include, but not be limited to, the periodic cleaning and/or replacement of filters, replacement of fuses and belts, the calibration of thermostats and all start-up and shutdown maintenance of the Units. Such maintenance obligations shall be performed throughout the Term, on Tenant's behalf, by a reputable air conditioning maintenance company engaged by Tenant at its expense, and first approved in writing by Landlord. In the event Tenant shall fail to engage an air conditioning maintenance company as aforesaid, Landlord may perform such maintenance and/or engage an air conditioning service company at Tenant's expense to perform the aforesaid maintenance to the Units, and Tenant shall pay, on demand, as additional rent hereunder, all expenses incurred by Landlord in connection therewith. All electricity used in connection with the operations of the Units shall be supplied by Tenant, upon, and subject to, all of the terms, covenants and conditions contained in Article 43 hereof.

58. TRADE NAME

Throughout the Term, Tenant shall continuously use and operate Tenant's business at the demised premises under a trade name which Tenant warrants and represents to Landlord that it has full right and authority to use at the demised premises, or such other name as Landlord may consent to. Tenant agrees to maintain such right and authority to use said trade name at the demised premises throughout the Term. Tenant may not change Trade Name or DBA name without Landlord's prior written consent.

59. USE

(a) Tenant covenants and agrees that it shall use the demised premises solely for retail sales for apparel and for no other purpose.

(b) Tenant shall be responsible, at its sole cost and expense, to obtain all approvals, permits and consents from all applicable federal, State and City governmental agencies and departments to carry on its business at the demised premises. This lease is in no way conditioned on Tenant obtaining such approvals, permits and consents and Tenant's obligations shall not be affected by Tenant's failure to obtain same.

(c) Odors and Waste Materials - Tenant shall not cause or permit any unusual or objectionable odors, by-products or waste material to permeate from the demised

premises. Tenant covenants that it will hold Landlord harmless against all claims, damages or causes of action for damages arising after the Commencement Date or prior use or possession of the demised premises and will indemnify the Landlord for all such suits, orders or decrees and judgments entered therein, brought on account of any such permeation from the demised premises of the said unusual or objectionable odors, by-products or waste material, and, in addition, Tenant covenants to pay any attorney's fees and other legal expenses made necessary in connection with any claim or suit as aforesaid.

60. DELIVERY OF POSSESSION AND TENANT ALTERATIONS

(a) Tenant acknowledges that it has made a full and complete inspection of the demised premises and is thoroughly familiar with the condition thereof, and Tenant agrees to accept possession of the demised premises on the Commencement Date in their then "as-is" condition. If and when Tenant shall take actual possession of the demised premises, it shall be conclusively presumed that same are in satisfactory condition. Tenant shall perform all necessary or desirable work in connection with preparing the demised premises for its occupancy (herein called "Tenant Work") at its sole cost and expense pursuant to the following provisions of this Article 60. Tenant also acknowledges that its free build out ends pursuant to Article 41(A)(i) of the Lease or when it opens for business, whichever is earlier.

(b) Upon and subject to the terms of this Article 60, Tenant, at any time and from time to time during the Term, at its sole cost and expense may make improvements, alterations, additions, substitutions, betterments and decorations (the "Improvements") in and to the demised premises, excluding structural changes, provided Tenant receives written consent from Landlord and provided that:

(i) The Improvements will not result in a violation of or require a change in any certificate of occupancy applicable to the demised premises or to the Building;

(ii) The character, outside appearance, usefulness or rentability of the Building or any part thereof shall not be affected in any way, and such Improvements shall not, in the sole opinion of Landlord, weaken or impair (temporarily or permanently) the structure or lessen the value or cubic content of the demised premises or the Building either during the making of such Improvements or upon their completion;

(iii) No part of the Building outside of the demised premises shall be physically affected;

(iv) The proper or economical functioning of all building equipment, in the sole opinion of Landlord, shall not be adversely affected; and

(v) In performing the work involved in making such Improvements, Tenant shall be bound by and observe all of the terms of this Article 60.

(vii) Before proceeding with any Improvements, Tenant shall submit to Landlord three copies of detailed plans and specifications including a budget therefor, for Landlord's written consent of the proposed work. Tenant shall reimburse Landlord for all reasonable expenses incurred by Landlord in connection with reviewing said plans including but not limited to architect and engineer costs. Tenant shall reimburse Landlord for all reasonable expenses incurred by Landlord in connection with (A) its decision and the decision of the Superior Lessor or the Superior Mortgagee (as both of such terms are defined in Section 54(a) as to whether to approve the proposed Improvements and (B) inspecting the Improvements to determine whether the same are being or have been performed in accordance with the approved plans and specifications therefor, and with all legal requirements and insurance requirements, including the fees and expenses of any architect or engineer employed for such purpose. If such Improvements require consent by or notice to the Superior Lessor or the Superior Mortgagee, Tenant, notwithstanding anything to the contrary contained in this Article 60, shall not proceed with the Improvements until such consent has been received, or such notice has been given, as the case may be, and all applicable conditions and provisions of the Superior Lessee or the Superior Mortgagee (as

both of such terms are defined in Section 54(a) with respect to the proposed Improvements have been met or complied with at Tenant's expense. Any Improvements for which written consent has been received shall be performed strictly in accordance with the approved plans and specifications therefor, and no amendments or additions thereto shall be made without the prior consent of Landlord. Any contractor hired by Tenant shall agree in writing to provide the insurance required by Section 61(a)(iii) to Landlord and the Superior Lessor and the Superior Mortgagee (as both of such terms are defined in Section 54(a)) and the Junior Leasehold Mortgagee (as defined in Section 54(c)) and the other parties Landlord requests as additional insureds;

(viii) Tenant shall not be permitted to install and make part of the demised premises any materials, fixtures or articles which are subject to liens, conditional sales contracts, chattel mortgages or security interests (as such term is defined in the Uniform Commercial Code as in effect in New York at the time of the making of the Improvements);

(ix) No Improvements estimated to cost more than $5,000.00 (as estimated by Landlord's architect or licensed professional engineer or general contractor) shall be undertaken except under the supervision of a licensed architect or licensed professional engineer reasonably satisfactory to Landlord;

(x) The sprinkler system design, if any, is not thereby modified, altered or changed; and

(xi) Tenant shall not (A) attach or affix any screws or fasteners to the exterior curtainwall of the Building or (B) install, without the written consent of Landlord, any materials that will come in contact with the exterior curtainwall of the Building.

(c) All Improvements, and the construction thereof, shall at all times comply with all applicable laws, ordinances, rules and regulations of governmental and quasi-governmental authorities having or asserting jurisdiction in the demised premises and all Rules and Regulations (including any Landlord may adopt with respect to the making of Improvements) and shall be made at such times and in such manner as Landlord may from time to time reasonably designate. Tenant, at its expense, shall (i) obtain all necessary municipal and other governmental permits, authorizations, approvals and certificates for the commencement and prosecution of such Improvements and for final approval thereof upon completion, (ii) deliver three copies thereof to Landlord and (iii) cause all Improvements to be performed in a good and first-class workmanlike manner, using new materials and equipment at least equal in quality to the original installations of the Building or the then standards established by the Landlord. Improvements shall be promptly commenced and completed and shall be performed in such manner so as not to interfere with the occupancy of any other tenant nor delay or impose any additional expense upon Landlord in the construction, maintenance, cleaning, repair, safety, management, security or operation of the Building or any building equipment; and if any such additional expense shall be incurred by Landlord as a result of Tenant' s performance of any Improvements, Tenant shall pay such additional expense as additional rent upon demand. Tenant shall furnish Landlord with satisfactory evidence that the insurance required during the performance of the Improvements pursuant to Article 61(a)(iii) is in effect at or before the commencement of the Improvements and, on request, at reasonable intervals thereafter. No Improvements shall involve premises which are not Tenant's property without Landlord's prior consent and unless they shall be promptly replaced, at Tenant's expense and free of superior title, liens, security interests and claims, with fixtures, equipment or other property, as the case may be, or like utility and at least equal value, unless Landlord shall otherwise consent.

(d) Tenant, at its expense, shall promptly procure the cancellation or discharge of all notices of violation arising from or otherwise connected with Improvements which shall be issued by any public authority having or asserting jurisdiction. If Tenant fails to cure any violation, attend hearings and/or submit necessary correction paperwork to the appropriate agency for the purpose of clearing the violation from record, then Landlord may in its sole discretion take any action it deems necessary in order to cure the violation and clear it from record. Any costs associated with such action, including but not limited to

reimbursement of attorney and/or expediting fess, in connection with curing a violation in relation to or caused by Tenant shall be billed back to Tenant as additional rent and shall become due and payable immediately.

(e) Tenant shall promptly pay the cost of all Improvements. Tenant hereby indemnifies Landlord against liability for any and all mechanic's and other liens filed in connection with Improvements or repairs, including the liens of any conditional sales of, or chattel mortgages, title retention agreements, security agreements or financing statements upon, any materials or fixtures installed in and constituting part of the demised premises. Tenant, at its expense, shall procure the discharge of all such liens within 15 days after obtaining knowledge of notice of the filing of any such lien against the demised premises, the Building or any part thereof. If Tenant shall fail to cause any such lien to be discharged within the period aforesaid, then, in addition to any other right or remedy, Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by deposit or bonding proceedings, and in any such event Landlord shall be entitled, if it elects to compel the prosecution of an action for the foreclosure of such lien and to pay the amount of the judgment in favor of the lien or together with interest, costs , allowances including but not limited to reimbursement of attorneys' fees as a result thereof. Any amount so paid by Landlord, and all costs and expenses incurred by Landlord in connection therewith shall constitute additional rent and shall be paid by Tenant to Landlord on demand.

(f) Only one or more persons approved by Landlord shall be permitted to act as contractor for any work to be performed in accordance with this Article 60. Landlord agrees not to unreasonably withhold or delay such approval. Landlord expressly reserves the right to exclude from the demised premises any person attempting to act as construction contractor in violation hereof.

(g) Tenant agrees that it will not at any time prior to or during the Term either directly or indirectly, employ or permit the employment of any contractor, mechanic or laborer in the demised premises, if the use of such contractor, mechanic or laborer or such materials would, in Landlord's opinion, create any difficulty, strike or jurisdictional dispute with other contractors, mechanics or laborers engaged by Tenant or Landlord or others, or would in any way disturb the construction, maintenance, cleaning, repair, management, security or operation of the Building or any part thereof. In the event of any interference or conflict, Tenant, upon demand of Landlord, shall cause all contractors, mechanics or laborers, or all materials causing such interference, difficulty or conflict, to leave or be removed from the Building immediately.

(h) All fixtures, equipment, improvements and appurtenances attached to, or built into, the demised premises at the commencement of or during the Term (collectively "Fixtures"), whether or not at the expense of Tenant, shall be surrendered to Landlord upon the termination of this lease, provided, however, that any Fixtures attached to, or built into, the demised premises at the expense of Tenant, shall be and remain the property of Tenant during the Term and shall become the property of Landlord upon the termination of this lease, and any Fixtures attached to, or built into, the demised premises at the expense of Landlord shall be and remain the property of Landlord during the Term. The Fixtures shall include, without limitation, all electrical, plumbing, heating and sprinkling equipment, fixtures, outlets, venetian blinds, partitions, railways, gates, doors, vaults, paneling, molding, shelving, radiator enclosures, cork, rubber, linoleum and composition floors, ventilating, silencing, air conditioning and cooling equipment and all fixtures, equipment, improvements and appurtenances of a similar nature or purpose whether or not attached to or built into the demised premises. Notwithstanding anything to the contrary contained in this subsection (h) or elsewhere in this lease, Tenant may remove from the demised premises at the end of the Term any trade fixtures, moveable equipment and furniture purchased by Tenant at Tenant's expense, provided that Tenant shall, at Tenant's expense, immediately repair and restore the demised premises to the condition existing prior to the installation of such fixtures, equipment and furniture, and repair any damage to the demised premises or the Building caused by such removal. All property which Tenant is permitted to remove at the end of the Term remaining in the demised premises after the Term shall be deemed abandoned and may, at Landlord's

election, either be retained by Landlord's property or removed by Landlord for the demised premises at Tenant's expense.

(i) No approval of plans or specifications by Landlord or consent by Landlord allowing Tenant to make Improvements in the demised premises shall in any way be deemed to be an agreement by Landlord that the contemplated Improvements comply with any applicable laws, ordinances, rules and regulations of governmental authorities having or asserting jurisdiction in the demised premises or the certificate of occupancy for the Building nor shall it be deemed to be a waiver by Landlord of the compliance by Tenant of any of the terms of this lease. Notice is hereby given that neither Landlord, Landlord's agents, the Superior Lessor nor the Superior Mortgagee shall be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic's or other lien for such labor or materials shall attach to or affect any estate or interest of Landlord or the Superior Lessor or Superior Mortgagee in and to the demised premises, the Building or the land on which the Building is located.

(j) Tenant shall keep records of Improvements costing in excess of $10,000.00 and of the cost thereof. Tenant shall, within ten (10) days after demand by Landlord, furnish to Landlord copies of such records.

61. <u>INSURANCE</u>

(a) Tenant covenants to provide on or before the Commencement Date and to keep in force during the Term the following insurance coverage, naming Landlord and Managing Agent (as designated by Landlord) as additionally insured, at Tenant's sole cost and expense:

(i) For the benefit of Landlord and Tenant a comprehensive policy of liability insurance protecting Landlord and Tenant against any liability whatsoever occasioned by accident on or about the demised premises or any appurtenances thereto and, if requested by Landlord, such policy shall also name the Superior Lessor and the Superior Mortgagee (as both of such terms are defined in Section 54(a)) and the Junior Leasehold Mortgagee (as defined in Section 54(c)) and other parties Landlord may request as additional insureds. The limits of liability thereunder shall not be less than Two Million Dollars ($2,000,000.00) combined single limit coverage on a per occurrence basis, in respect to bodily injury and property damages;

(ii) All risk coverage in an amount adequate to cover the cost of replacement of all personal property, fixtures, furnishing and equipment, including Tenant work located in the demised premises;

(iii) All risk coverage for Tenants loss or interruption of business and other income. Landlord shall not be liable to Tenant for loss or interruption of business regardless of cause.

(iv) Rent insurance for the benefit of Landlord, with a standard extended coverage endorsement in an amount equal to the aggregate base annual rent and additional rent payable by Tenant pursuant to this lease for a period of twelve (12) months following the damage or destruction of the demised premises; and

(v) During such time as Tenant or any contractor on behalf of Tenant shall be constructing any Improvements Tenant shall provide Landlord with, (A) worker's compensation insurance covering all persons employed in connection with the improvements in statutory limits, (B) a completed operations endorsement to the comprehensive liability insurance policy referred to in Section 61(a)(i), (C) builder's risk insurance, completed value form, covering all physical loss, in an amount reasonably satisfactory to Landlord and the Superior Mortgagee and (D) such other insurance, in such amounts, as Landlord deems reasonably necessary to protect Landlord's interest in the demised premises from any act or omission of Tenant's contractors or subcontractors. Such policies shall name Landlord, the Superior Lessor and the Superior Mortgagee (as both of such terms are defined in Section 54(a)) and the Junior Leasehold Mortgagee (as

defined in Section 54(c)) and such other parties Landlord may request as additional insureds. The insurance required by this subsection (iii) shall be delivered to Landlord at least ten (10) days prior to commencement of any work.

All of such policies shall be written by good and solvent insurance companies having a "Best" rating of at least "A" that are authorized to do business in the State of New York.

Prior to the time such insurance is first required to be carried by Tenant and thereafter, at least 30 days prior to the expiration of any such policies, Tenant agrees to deliver to Landlord either duplicate originals of the aforesaid policies or certificates evidencing such insurance, provided said policies or certificates each contain an endorsement that such insurance may not be modified or canceled except upon thirty (30) days' prior notice to Landlord, together with evidence of payment for the policy. Tenant's failure to provide and keep in force the aforementioned insurance shall be regarded as a material default hereunder, entitling Landlord to exercise any or all of the remedies as provided in this lease in the event of Tenant's default. Tenant shall not carry separate or additional insurance concurrent in form or contributing in the event of any loss or damage with any insurance required to be obtained by Tenant under this lease.

(b)

(i) Tenant agrees to include in its fire and extended coverage insurance policy or policies on its furniture, furnishings, fixtures and other property removable by Tenant under the provisions of this lease appropriate clauses pursuant to which the insurance company or companies (A) waive the right of subrogation against Landlord and/or any such tenant of space in the Building with respect to losses payable under such policy or policies and/or (B) agree that such policy or policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policy or policies. But should any additional premium be exacted for any such clause or clauses, Tenant shall be released from the obligation hereby imposed unless Landlord or the other tenants shall agree to pay such additional premium within ten (10) days after demand by Tenant.

(ii) Tenant hereby agrees to advise Landlord promptly if the clauses to be included in their respective insurance policies pursuant to Section 61cannot be obtained. Tenant also hereby agrees to notify the Landlord promptly of any cancellation or change of the terms of any such policy which would affect such clauses.

(c) For the purposes of Article 6, the term "fire insurance" shall be deemed to also include insurance covering loss by casualties other than fire.

(d) Tenant shall not violate or permit the violation of, any condition imposed by the standard fire insurance policy then issued for buildings in the Borough of Manhattan, City of New York with retail space, and shall not do, or permit anything to be done, or keep or permit anything to be kept in the demised premises which would subject Landlord to any liability or responsibility for personal injury or death or property damage, or which would increase the fire or other casualty insurance rate on the Building or the property therein over the rate which would otherwise then be in effect or which would result in insurance companies of good standing refusing to insure the Building or any of such property in amounts reasonably satisfactory to Landlord.

(e) A schedule or make up of rates for the Building or the demised premises, as the case may be, issued by the New York Fire Insurance Rating Organization or other similar body making rates for fire insurance and extended coverage for the premises concerned, shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rate with extended coverage then applicable to such premises.

62. SQUARE FOOTAGE

Tenant hereby acknowledges that no representation has been made by Landlord or anyone acting on Landlord's behalf as to the square footage of the demised premises or the Building.

63. SECURITY DEPOSIT

63.1 It is agreed that in the event Tenant defaults under the terms of this lease beyond the expiration of all grace and notice periods, Landlord may (but shall not be required to) use, apply or return the whole or any part of the security so deposited for any sum Landlord may expend by reason of Tenant's default, or for the payment of any past-due base rent or additional rent. In the event Landlord shall apply all or any portion of Tenant's security deposit in accordance with this lease, Tenant shall within ten (10) days of demand deposit with Landlord an amount sufficient to restore such security deposit to the amount set forth in Article 31 (as increased by Section 63.5 hereof). If Landlord retains or applies all or a portion of Tenant's security deposit as a result of Tenant's default in the payment of base rent or additional rent and Tenant fails to restore the same as aforesaid, Tenant's failure to restore such security deposit shall be deemed to be a default in the payment of additional rent, for default in the payment of which Landlord shall have the same remedies as for a default in the payment of base rent.

63.2 In the event of a sale or lease of the Building, Landlord shall have the right to transfer the security deposit to the purchaser, and, to the extent such funds are or is actually transferred by Landlord, Landlord shall thereupon be released by Tenant from all liability for the return of such security deposit.

63.3 Tenant agrees that it shall not assign or encumber the funds deposited as security hereunder.

63.4 Security is forfeit in the event that the lease does not run full term

63.5 Subject to the provisions contained in Paragraph 31 hereof, the security held by Landlord shall be increased as the base rent increases over the Term so that an amount equal to Two (2) months base rent is being held at all times during the Term. Tenant shall deposit with Landlord any additional amounts required by this Paragraph 63 on each annual anniversary of the Commencement Date.

64. HAZARDOUS MATERIALS

Tenant covenants and agrees that no hazardous and toxic substances within the definition of any applicable statute, regulation or rule (whether federal, state or local) may be used, brought or stored by any person for any purpose upon the demised premises. Any cleaning chemicals or liquids which shall be used or stored in the demised premises by Tenant shall only be used or stored in a safe, approved manner, in accordance with all state of the art safety standards and all laws, regulations, and requirements for such storage promulgated by any governmental authority as well as any rules and regulations of the Landlord. Tenant further agrees that no liquid or chemical of any type shall be deposited into the plumbing system of the Building or the demised premises.

65. CONDITIONAL LIMITATION/CHRONIC NON-PAYMENT

If for any reason the Tenant fails to remit rent due hereunder for a period of more than thirty (30) days after same is due, in this event said failure to do so remit rent on part of the Tenant shall be deemed an incurable default of the terms and provisions of the within Lease thereby enabling the Landlord, in addition to all other remedies provided for hereunder, to cancel the within Lease in accordance with Article 17 and Article 18. Tenant shall also be in default in the payment of the base rent reserved herein, or any items of additional rent herein mentioned, or any part of either, during any two (2) months, whether or not consecutive, in any twelve (12) month period, in this event shall be deemed an incurable default of the terms and provisions of the within Lease thereby enabling the Landlord, in addition to all other remedies provided for hereunder, to cancel the within Lease in accordance with Article 17 and Article 18.

66. SUBMISSION TO JURISDICTION:

This lease shall be deemed to have been made in New York County, City and State of New York, and shall be construed in accordance with the laws of the State of New York. All actions or proceedings relating, directly or indirectly, to this lease shall be litigated only in courts located within the County of New York. Tenant, any guarantor of the performance of its obligations hereunder, and their successors and assigns, hereby subject themselves to the jurisdiction of any state or federal court located within such county, waive personal service of any process upon them in any action or proceeding therein, and consent that such process be served by certified or registered mail, return receipt requested, directed to the Tenant and any successor at Tenant's address hereinabove set forth, or to Guarantor and any successor at the address set forth in the instrument of guaranty and to any assignee at the address set forth in the instrument of assignment. Such service shall be deemed made three (3) days after such process is so mailed.

67. QUALIFICATIONS AS TO USE:

Tenant shall not suffer or permit the demised premises or any part thereof to be used in any manner or anything to be done therein, or suffer or permit anything to be brought into or kept therein, which would in any way, (i) violate any of the provisions of any Superior Mortgage or Superior Lease, or the requirements of public authorities, (ii) make void or voidable any fire or liability insurance policy then in force with respect to the Building; (iii) make unobtainable from reputable insurance companies authorized to do business in the State of New York any fire insurance with extended coverage, or liability, elevator, boiler, or other insurance required to be furnished by Landlord under the terms of any Superior Mortgage or Superior Lease at standard rates; (iv) cause or in Landlord's reasonable opinion be likely to cause physical damage to the Building or any part thereof; (v) constitute a public or private nuisance or otherwise violate any law relating to the protection of the environment or requiring manufacture, treatment or disposal of any material used by Tenant at the demised premises in any particular manner; (vi) impair, in the sole opinion of Landlord, the appearance, character or reputation of the Building; (vii) discharge objectionable fumes, vapors or odors into the Building air conditioning system or into the Building flues or vents not designed to receive them or otherwise in a manner as may offend other tenants or occupants of the Building; (viii) impair or interfere with any of the Building services or the proper and economic heating, cleaning, air conditioning or other servicing of the Building or the demised premises, or impair or interfere with or tend to impair or interfere with the use of any of the other areas of the Building by, or occasion discomfort, annoyance or inconvenience to, Landlord or any of the other tenants or occupants of the Building, any such impairment or interference to be in the sole judgment of Landlord; (ix) violate any provision of law pursuant to which Landlord may incur civil or criminal liability as a result of Tenant's action, including, without limitation, civil or criminal forfeiture, padlocking or other restraint of the demised premises or the Building by governmental authority; (x) increase the pedestrian traffic in and out of the demised premises and/or the Building above an ordinary level or (xi) engage in the sale of any product from the demised premises or the Building in violation of 15 U.S.C.A. Section 1051 *et seq.* or any similar federal or state law. Landlord shall not be liable for the violation by any tenant or other party of the rules and regulations of the Building or for such other party's breach of its lease.

68. CERTIFICATE OF OCCUPANCY AND COMPLIANCE WITH APPLICABLE LAW:

Tenant shall not at any time use or occupy the demised premises or any part thereof in violation of the Certificate of Occupancy issued for the demised premises or for the Building or applicable law, and in the event that any department of the City or State of New York shall hereafter at any time contend and/or declare by notice, violation, order or in any other manner whatsoever that the demised premises or any part thereof are used for a purpose which is a violation of such Certificate of Occupancy or any applicable law, Tenant shall, upon two (2) days' written notice from Landlord, immediately discontinue such use of the demised premises. Failure by Tenant to discontinue such use after such

notice shall be considered a default in the fulfillment of a covenant of this lease, and Landlord shall have the right to terminate this lease immediately, and in addition thereto shall have the right to exercise any and all rights and privileges and remedies given to Landlord by and pursuant to the provisions of Articles 17 and 18 hereof. If Tenant's use of the demised premises is in violation of the certificate of occupancy or applicable law as aforesaid then Tenant shall be responsible, at its sole cost and expense, to obtain any and all approvals, permits, certificates and consents from all applicable federal, state and city governmental agencies and departments to carry on its business at the demised premises. This lease is in no way conditioned on Tenant obtaining such approvals, permits, certificates and consents and Tenant's obligations hereunder shall not be affected by Tenant's failure to obtain same. In addition to the foregoing if Tenant fails to obtain said approvals, permits, certificates and consents for any reason whatsoever, this lease shall continue in full force and effect and Tenant shall not be entitled to any compensation, diminution in rent, rent abatement or rent concession of any kind whatsoever for the base rent or additional rent; and the base rent and additional rent shall remain fully due and payable as provided in this lease and the foregoing shall not give rise to a claim against Landlord, including without limitation, a claim for inconvenience or annoyance and Landlord shall have no liability with respect thereto.

Notwithstanding anything contained herein, neither Landlord nor Landlord's employees, agents, representatives nor any other party acting on Landlord's behalf have made any representations, warranties or promises, either express or implied, with regard to the condition of the Building and the land upon which the Building is situated or the condition of any mechanical, plumbing, electrical, sprinkler (if any), ventilation, heating, air conditioning or exhaust systems or any other system servicing the Building or personal property or fixture within the Building, the use or uses to which the demised premises or Building may be put, the square footage of the demised premises and Building, the existence or absence of or compliance with the certificate of occupancy, compliance with any laws, rules or regulations of local, municipal, state or federal authorities, the existence or absence of toxic or hazardous substances or asbestos, costs and expenses or operating and maintaining the demised premises and Building, or any other matter except as specifically set forth in this lease. Tenant agrees and acknowledges that neither Landlord nor Landlord's agents, employees, representatives nor any other party has made any representations, warranties or promises, either express or implied, except as expressly set forth in this lease and Tenant does not rely on any representations, warranties or promises except as specifically set forth in this lease.

69. <u>SCAFFOLDING:</u>

In the event Landlord shall desire (or becomes obligated) to modify portions of the Building or to alter or renovate the same or clean, repair or waterproof the Building's facade (whether at Landlord's option or to comply with law), Landlord may erect scaffolding, "bridges" and other temporary structures to accomplish the same, notwithstanding that such structures may obscure signs or windows forming a part of the demised premises, and notwithstanding that access to portions of the demised premises may be temporarily diverted or partially obstructed, provided, however, that Landlord agrees to use reasonable efforts to minimize impairment of access to the demised premises. Landlord shall not be liable to Tenant or any party claiming through Tenant for loss of business or other consequential damages arising out of any change in the Building or temporary diversion or partial obstruction resulting from such alteration, renovation, repair or cleaning, out of the foregoing structures, or out of any noise, dust and debris from the performance of work in connection therewith, nor out of the disruption of Tenant's business or access to the demised premises necessary to perform such repairs, nor shall any matter arising out of any of the foregoing be deemed a breach of Landlord's covenant of quiet enjoyment or entitle Tenant to any abatement of base rent or additional rent.

70. <u>NOTICES</u>:

Any notice or demand which, under the terms of this lease or under any statute, must or may be given or made by the parties hereto, shall be in writing, and shall be given or made by mailing the same by certified mail, return receipt requested, or by personal

delivery, or by nationally-recognized next business day overnight courier, addressed to the party at their respective address hereinabove mentioned. Either party, however, may designate in writing such new or other address to which such notice or demand shall thereafter be so given, made or mailed. Any notice given hereunder shall be deemed delivered on the third (3rd) business day after the notice is deposited in a United States General branch post office, maintained by the United States Government in the City of New York, enclosed in a certified, prepaid wrapper addressed as hereinbefore provided, or, if sent by hand, on the date the same is actually delivered, or if sent by next business day overnight courier, on the next business day after the date upon which the same is deposited with the courier for delivery.

Notices to Tenant: Cherly Herger, 246 Mott St – South Store, New York, NY 10012

Copy to Tenant's Attorney: David Lubin & Associates, PLLC, 108 S Franklin Ave, Suite 10, Valley Stream, NY 11580

Notices to Landlord: M&E Mott LLC, 632 Broadway, 7th Fl, New York, NY, NY 10012

Copy to Landlord's Attorney: 632 Broadway, 7th Fl, New York, NY, NY 10012

71. **REPAIRS:**

71.1 Notwithstanding anything contained in Articles 3, 4, 6 or elsewhere in this lease, all repairs and other work which Tenant is required to perform under any provision of this lease may be performed by Landlord at Tenant's cost, provided, however, with respect to non-emergency repairs only, that Tenant shall have ten (10) days' written notice prior to Landlord's undertaking of any non-emergency repair which Landlord intends to undertake. Tenant shall be permitted to perform such non-emergency repair if it diligently pursues the undertaking thereof within such ten (10) day period. Tenant shall pay the cost of any such repairs and other work performed by Landlord, as additional rent, within five (5) days after rendition of a statement therefor by Landlord.

71.2 In addition to Tenant's obligations under Article 4, Tenant, at its sole cost and expense, shall take good care of the demised premises and all improvements used by Tenant within the demised premises, and all personal property located therein or throughout the Building, including, without limitation, all furniture, fixtures, machinery, equipment and all other personal property purchased by Tenant or used in connection with the operation of its business at the demised premises (all of the foregoing being hereinafter collectively referred to as "Tenant's Property"), and Tenant shall make all necessary repairs to the demised premises and/or Tenant's Property in accordance with the provisions contained herein, whether ordinary, extraordinary, foreseen, or unforeseen. Any damage to the Building, and air conditioning and heating equipment, Building systems, fire and safety systems within the demised premises (including, without limitation, the demised premises and the roof), interior and exterior, arising from or caused by the negligence, omissions or willful acts of Tenant (or its agents, servants, employees, invitees or contractors) shall be the liability of Tenant.

71.3 When used in this Article, the term "repairs" shall include replacements and substitutions of all property when necessary, of a quality, class and value at least equal to the property replaced or substituted.

71.4 Anything contained in this lease to the contrary notwithstanding, Tenant acknowledges that it shall be Tenant's responsibility to clean, maintain and repair (subject to applicable legal requirements) any and all bathrooms within the demised premises at Tenant's sole cost and expense. Any defective condition in any plumbing lines, HVAC systems, electrical lines, or any special equipment, or any component thereof, located outside the demised premises which services any special equipment or any component thereof located in the demised premises shall be repaired by Landlord at the expense of Tenant.

71.5 Tenant acknowledges that it shall be Tenant's responsibility to repair any leaks in the bathrooms and any other plumbing or electrical in the demised premises.

71.6 Tenant grants Landlord unrestricted access to the Demised Premises for the purpose of making necessary repairs or preventative maintenance. Access through Tenants space to any buildings services, including but not limited to the heating plant, oil tank, electric or gas meters or any other service shall not be denied, conditioned or delayed for any reason. In the case of an emergency and Tenant has not provided Landlord unrestricted access to the building systems as required in this Lease, then Landlord or its agents may take access to Tenants space by force and without liability for damage incurred.

72. <u>MISCELLANEOUS:</u>

72.1 Tenant hereby agrees to pay within ten (10) days of demand, as additional rent, all reasonable attorneys' fees and disbursements (and all other court costs or expenses of legal proceedings) which Landlord may incur or pay out by reason of, or in connection with:

A. Any action or proceeding by Landlord to terminate this lease for reasonable cause;

B. Any other action or proceeding by Landlord against Tenant (including, but not limited to, any arbitration proceeding);

C. Any action or proceeding brought by Tenant against Landlord (or any officer, partner or employee of Landlord) in which Tenant fails to secure a final unappealable judgment against Landlord;

D. Any action or proceeding brought by any one other than Tenant against Landlord (or any officer, partner or employee of Landlord).

Tenant's obligations under this Section 72.1 shall survive the expiration of the term hereof or any other termination of this lease. This Article is intended to supplement, and not to limit, other provisions of this lease pertaining to indemnities and/or attorneys' fees.

72.2 No agreement to accept a surrender of all or any part of the demised premises shall be valid unless in writing and signed by Landlord. The delivery of keys to an employee of Landlord or of its agent shall not operate as a termination of this lease or a surrender of the demised premises. If Tenant shall, at any time, request Landlord to sublet the demised premises for Tenant's account, Landlord or its agent is authorized to receive said keys for such purposes without releasing Tenant from any of its obligations under this lease, and Tenant hereby releases Landlord from any liability for loss or damage to any of Tenant's property in connection with such subletting.

72.3 The receipt by Landlord of base rent or additional rent with knowledge of breach of any obligation of this lease shall not be deemed a waiver of such breach.

72.4 No payment by Tenant, or receipt by Landlord, of a lesser amount than the correct base rent or additional rent due hereunder shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other remedy in this lease -or at law provided.

72.5 The terms "person" and "persons" as used in this lease shall be deemed to include natural persons, firms, corporations, associations and any other private or public entities.

72.6 If Tenant is in arrears in the payment of base rent or additional rent, Tenant waives its right, if any, to designate the items in arrears against which any payments made by Tenant are to be credited, and Landlord may apply any of such payments to any such items in arrears as Landlord, in its sole discretion, shall determine, irrespective of any

designation or request by Tenant as to the items against which any such payments shall be credited.

72.7 In the event that Landlord or any subsequent Landlord should decide to demolish the building in which the demised Premises are located, then it is agreed that Landlord may cancel this Lease by giving to Tenant one hundred eighty (180) days notice by certified mail, return receipt requested of Landlord's deemed termination upon the expiration of the one hundred eighty (180) days notice, as if that were the date set forth in the lease for its termination.

72.8 Upon the termination of this lease, any licenses held by the Tenant for alcoholic use and/or outdoor seating and/or similar will be transferred to the Landlord at no cost to the Tenant.

72.9 The retail store must remain open and in business throughout the term of the lease. Any closing for a period of more than 10 days within a 30 day period must be approved of in writing by the Landlord prior to the store being closed. Failure to do so will be considered a material default under terms of the lease.

72.10 If Tenant is a corporation, the person executing this lease on behalf of Tenant hereby covenants, represents and warrants that Tenant is duly incorporated and is authorized to do business in New York State and that the person executing this lease on behalf of Tenant is an officer of the corporation authorized to execute this lease.

72.11 In construing this lease, it shall be deemed a document fully negotiated and drafted jointly by counsel to Landlord and counsel to Tenant, and the authorship of any term or provision hereof shall not be deemed germane to its meaning. The existence or nonexistence in any prior draft hereof of any term or provision, whether included herein or not, shall not be relevant to the establishment of the intent of the parties hereto or the meaning of any term or provision hereof, and may not be used as evidence to establish any such intent or meaning.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this lease as of the day and year first above written.

WITNESS:

____

LANDLORD:

M&E Mott LLC

By:____________________________
Steven Croman, Managing Member

ATTEST:

____

TENANT:

Ethan New York Inc.

By:____________________________
Agnia Deskins, Managing Member

EXHIBIT A
TENANT'S WORK

In addition to Tenant's other obligations as set forth in this lease, Tenant shall, at its sole cost and expense, construct and perform all work required to open the demised premises for business in accordance with the terms of this lease. All work to be performed by Tenant herein shall be referred to herein as "Tenant's Initial Work". It is specifically understood that Tenant's Initial Work shall include, but shall not be limited to, all aesthetic issues.

The work shall include but not be limited to the following:

- Electrical wiring for lighting installation
- Repairing and repainting walls
- New base boards
- Floor resurfacing
- Remodeling bathroom
- Custom build out of fixtures / counter
- Fitting rooms
- Exterior signage

The anticipated cost of this work is $100,000

If Tenant has not commenced Tenant's Work and has not diligently pursued same to substantial completion within the first two (2) months from the Commencement Date, the rent for the initial two (2) months of the term shall become due, at the rate of $9,500.00/month, within fifteen (15) days of Landlord's written notice to Tenant of Tenant's breach of its obligations under this paragraph.

EXHIBIT B
LANDLORD'S WORK

Landlord is providing the space 'as-is'.

Dated September 3, 2015

In consideration of the Agreement of Lease dated September 3, 2015, between **M&E Mott LLC,** ("Landlord") and **Ethan New York Inc.** ("Tenant"), with respect to the South store located in the building known as 246 Mott St, New York, New York 10012 (the "Demised Premises"), the undersigned (sometimes hereinafter called "Guarantor") does hereby, on behalf of himself and his heirs, executors and administrators and successors and assigns, unconditionally guarantee to Landlord and its executors, administrators, heirs and successors and assigns the full and timely payment, performance and observance of, and compliance with all of Tenant's obligations under the Lease, including, without limitation, the full and prompt payment of all Base Rent, additional rent, an amount equal to the real estate commission paid initially by the Landlord, an amount equal to the full security (in the event that the security is, for any reason, no longer held completely) and all other reasonable charges and sums due and payable by Tenant under the Lease (including, without limitation, Landlord's reasonable attorneys' fees and disbursements) (collectively, the "Obligations") through and including the date that Tenant and its assigns and sublessees, if any, shall have completely performed all of the following: (i) provide written notice to Landlord (pursuant to the notice requirements in the Lease) of Tenant's intention to vacate and surrender the Demised Premises to Landlord no less than One Hundred and Eighty (180) days prior to the date Tenant actually vacates and surrenders the Demised Premises and that the Tenant is fully up to date in all payments and not in breach when such notice is given and throughout the 180 day notice period. If Tenant defaults on any of their obligations under the Lease during the notice period, such notice is considered null and void and this guarantee remains in full force and effect as if notice was not given. Additionally, such notice may not be served until the later of the end of the initial two (2) years of the Lease Term or two (2) years after the date of this guarantee; (ii) vacated and surrendered the Demised Premises to the Landlord pursuant to the terms of the Lease; (iii) delivered the keys to the Demised Premises to Landlord; and (iv) paid to Landlord all Obligations through and including the date which is the later of union(y) the surrender of the Demised Premises, or (z) receipt by Landlord of the keys to the Demised Premises. In addition to the foregoing, Guarantor does hereby, on behalf of himself and his heirs, executors and administrators and successors and assigns, unconditionally guarantee to Landlord and its executors, administrators, heirs and successors and assigns, any amounts necessary to cure any liens related to alteration work performed by or on behalf of Tenant in the Demised Premises. The undersigned waives any notice of nonpayment, non-performance, non-observance, or non-compliance, or proof, notice, or demand whereby to charge the undersigned. The undersigned hereby further expressly covenants and agrees that the obligation of the undersigned hereunder shall in no way be terminated or otherwise affected or impaired by reason of any assertion by Landlord against Tenant of any of the rights or remedies available to Landlord pursuant to the Lease or allowed at law or in equity. The undersigned further agrees that if Tenant fails to give the Landlord at least One Hundred and Eighty (180) days written notice prior to the date Tenant actually vacates and surrenders the Demised Premises, then this Guaranty shall convert into a personal guaranty against the undersigned for the entire term of the Lease.

This Guaranty is an absolute and unconditional guaranty of payment and performance. The undersigned hereby covenants and agrees to and with Landlord and its successors and assigns, that the undersigned may be joined in any action or proceeding against Tenant in connection with the Obligations, and that recovery may be had against the undersigned in such action or proceeding or in any independent action or proceeding against the undersigned without Landlord or its successors or assigns first pursuing or exhausting any remedy or claim against Tenant or its heirs, executors, administrators, successors or assigns or any other remedy or claim under any other security for, or guaranty of, the obligations of Tenant under the Lease.

This Guaranty shall be a continuing guaranty, shall not be affected or impaired by, and shall remain and continue in full force and effect as to any renewal, modification or extension of the Lease and as to any assignment or subletting and shall cover, apply to and incorporate all of the terms, covenants and conditions of all such renewals, modifications, extensions, assignments and sublettings without need of any notice to or consent of the undersigned.

In the event that Guarantor is more than one party, the obligations of said parties shall be joint and several. This Guaranty cannot be modified, waived or terminated unless such modification, waiver or termination is in writing, signed by Landlord.

As a further inducement to Landlord to make and enter into the Lease, Guarantor covenants and agrees that (i) in any action or proceeding brought in respect of this Guaranty, the undersigned hereby waives trial by jury, (ii) the Supreme Court of the State of New York of the County of New York (or, in a case involving diversity of citizenship, the United States District Court for the Southern District of New York) shall have jurisdiction of any action or proceeding and (iii) service of any summons and complaint or other process in any such action or proceeding may be made by certified mail directed to the undersigned at the address below set forth, personal service being hereby waived. This Guaranty shall be enforced and construed in accordance with the laws of the State of New York and shall be binding upon and inure to the benefit of Landlord and the undersigned and their respective heirs, executors, administrators, legal representatives, successors and assigns.

IN WITNESS WHEREOF, the undersigned has executed this Guaranty as of the date first above written.

By: ______________________
Name: Agnia Deskins

SS#: 592-71-3941

Address: 29 E Venetian Way
Apt 27
Miami Beach FL 33139

STATE OF ~~NEW YORK~~ FLORIDA)
) ss.:
COUNTY OF ~~NEW YORK~~ DADE)

On this 24 day of September 2015, before me, the undersigned, a Notary Public in and for said State, personally appeared Agina Deskins, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her capacity, and that by her signature on the instrument, the individual, or the person upon behalf of whom the individual acted, executed this instrument.

____
Notary Public

NOTARY PUBLIC
ARMOGAN MANIKUM
Notary Public, State of Florida
Commission# FF 171355
My comm. expires Dec. 5, 2018

NYC Department of Finance

Statement Details

Previous Charges		Due Date	Amount
Total previous charges including interest and payments			**$52.00**

Current Charges	Activity Date	Due Date	Amount
[illegible]-inspection		10/01/2015	$57.00
Sales Tax	08/14/2015		$5.06
Total current charges			**$62.06**

Tax Year Charges Remaining	Activity Date	Due Date			Amount
Finance-Property Tax		01/01/2016			$155,158.56
SCRIE Rent Stabilization Abatement	07/21/2015				$-610.20
Rent Stabilization fee $10/apt.	**# Apts**		**RS fee identifiers**		
Housing-Rent Stabilization	2	01/01/2016	011263800	263801	$20.00
Housing-Rent Stabilization	4	01/01/2016	011263900	263901	$40.00
Housing-Rent Stabilization	1	01/01/2016	011264000	264001	$10.00
Housing-Rent Stabilization	4	01/01/2016	011264100	264101	$40.00
Total tax year charges remaining					**$154,658.36**

Annual Property Tax Detail

	Billable assessed value		Tax rate		Taxes
Tax class 2 - Residential, More Than 10 Units Current tax rate	**Tax rate** 12.8550%				
Estimated market value $7,850,000					
Tax before exemptions and abatements	**$2,413,980**	**X**	**12.8550%**	**=**	**$310,317**
Tax before abatements					**$310,317**
Annual property tax					**$310,317**

Did you apply for an exemption or abatement that is not listed on this bill? If you are approved for a tax benefit, we will give it to you on a future bill and the credit will apply back to July 1, 2015.

Home banking payment instructions:

1. **Log** into your bank or online bill pay website
2. **Add** the new payee: NYC DOF Property Tax. Enter your account number, which is your boro, block and lot, as it appears here: 1-00508-0001. You may also need to enter the address for the Department of Finance. The address is P.O. Box 680, Newark, NJ 07101-0680.
3. **Schedule** your online payment using your checking or savings account

Did your mailing address change?

If so, please visit us at **nyc.gov/changemailingaddress** or call **311.**

When you provide a check as payment, you authorize us either to use information from your check to make a one-time electronic fund transfer from your account or to process the payment as a check transaction.

PD

NYC
Department of Finance

Property Tax Bill
Quarterly Statement
Activity through August 21, 2015

Owner name: M. & E. MOTT LLC
Property address: 246 MOTT ST.
Borough, block & lot: MANHATTAN (1), 00508, 0001

Mailing address:
M. & E. MOTT LLC
246 MOTT ST.
NEW YORK, NY 10012-3427

Statement Billing Summary

Previous charges	$154,502.27
Amount paid	$-154,450.27
Interest	$0.00
Unpaid charges, if any	**$52.00**
Current charges	$62.06
Total amount due by October 1, 2015	**$114.06**
Total property tax amount due October 1, 2015 from	
New York Community Bank	**$0.00**
You, the property owner	**$114.06**
Amount of property tax not due October 1, 2015 but that New York Community Bank can pre-pay	$154,548.36
If New York Community Bank wants to pay all property tax owed by October 1, 2015 please pay	**$154,548.36**
Charges you can pre-pay	$110.00
Total amount you may pay by October 1, 2015	**$224.06**

Did you know you can pay your property taxes using your smartphone? Visit any of our Business Centers to pay using mobile wallet!

001400.01
21967

NYC
Department of Finance

Please include this coupon if you pay by mail or in person. 1-00508-0001

Pay today the easy way
nyc.gov/payonline

Total amount due by October 1, 2015 if you still have a mortgage	$114.06
Total amount due by October 1, 2015 if you no longer have a mortgage	$114.06
Amount you may pay by October 1, 2015 if you choose to pay early	$224.06
If you no longer have a mortgage and want to pay everything, please pay	$154,772.42

Amount enclosed:

#8781436150821019#

Mail payment to:
NYC Department of Finance
P.O. Box 680
Newark, NJ 07101-0680

M. & E. MOTT LLC
246 MOTT ST.
NEW YORK NY 10012-3427

8781436150821 01 1005080001 0000000011406 0000000022406 151001270081001 6

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